As filed with the Securities and Exchange Commission on June 13, 2011

Registration No. 333-174023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Excel Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-1493212
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

17140 Bern ardo Center Drive, Suite 300

San Diego, California 92128

(858) 613-1800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gary B. Sabin

Chairman and Chief Executive Officer

Excel Trust, Inc.

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(858) 613-1800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Craig M. Garner, Esq.

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, California 92130

(858) 523-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 13, 2011

PROSPECTUS

Excel Trust, Inc.

7.00% Series A Cumulative Convertible Perpetual Preferred Stock

Common Stock

This prospectus relates to the possible resale, from time to time, by the selling stockholders named in this prospectus of up to 2,000,000 shares of our 7.00% Series A Cumulative Convertible Perpetual Preferred Stock, or the Series A preferred stock. This prospectus also relates to the possible resale from time to time of up to 3,334,000 shares of our common stock, issuable upon the conversion of our Series A preferred stock, by the selling stockholders named in this prospectus. We are registering the applicable shares of our Series A preferred stock and common stock to provide the selling stockholders with freely tradeable securities.

We will receive no proceeds from any sale of shares of our Series A preferred stock or common stock by the selling stockholders, but we have agreed to pay certain registration expenses relating to such shares. The selling stockholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus.

To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, or REITs, our charter contains certain restrictions relating to the ownership and transfer of our capital stock. See “Restrictions on Ownership and Transfer” beginning on page 37 of this prospectus.

Our common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol “EXL.” On June 9, 2011, the last reported sales price of our common stock on the NYSE was $12.04 per share.

Our Series A preferred stock is currently not listed on a public exchange and no public market exists for our Series A preferred stock. We currently do not intend to, but in the future may, list the Series A preferred stock on a national securities exchange.

You should consider the risks that we have described in “Risk Factors” on page 1 before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2011

References in this prospectus to “we,” “our,” “us” and “our company” refer to Excel Trust, Inc., a Maryland corporation, Excel Trust, L.P., and any of our other subsidiaries. Excel Trust, L.P. is a Delaware limited partnership of which we are the sole general partner and to which we refer in this prospectus as our operating partnership.

You should rely only on the information contained in this prospectus. Neither we nor any of the selling stockholders have authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, and this prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling stockholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for more information.

i

EXCEL TRUST

We are a vertically integrated, self-administered, self-managed real estate firm with the principal objective of acquiring, financing, developing, leasing, owning and managing value oriented community and power centers, grocery anchored neighborhood centers and freestanding retail properties. Our strategy is to acquire high quality, well-located, dominant retail properties that generate attractive risk-adjusted returns. We target competitively protected properties in communities that have stable demographics and have historically exhibited favorable trends, such as strong population and income growth. We consider competitively protected properties to be located in the most prominent shopping districts in their respective markets, ideally situated at major “Main and Main” intersections. We seek investment opportunities throughout the United States, but focus on the Northeast, Northwest and Sunbelt regions. We generally lease our properties to national and regional supermarket chains, big-box retailers and select national retailers that offer necessity and value oriented items and generate regular consumer traffic. Our tenants carry goods that are less impacted by fluctuations in the broader U.S. economy and consumers’ disposable income, which we believe generates more predictable property-level cash flows.

As of March 31, 2011, we owned a portfolio consisting of 22 retail operating properties totaling approximately 2.6 million square feet of gross leasable area, which were approximately 94% leased and had a weighted average age of approximately five years, based on gross leasable area. In addition, we own one commercial office property totaling 82,157 square feet of gross leasable area, which was 96% leased as of March 31, 2011. We utilize a portion of this commercial building as our headquarters. We also own two land parcels comprising approximately 31 acres slated for retail development; a 50% interest in Northside Plaza, which is a 243,000 square foot property located in Dothan, Alabama, that is currently being redeveloped; and one mortgage note receivable.

We were organized as a Maryland corporation on December 15, 2009 and intend to elect to be taxed as a REIT beginning with our taxable year ended December 31, 2010. We conduct substantially all of our business through Excel Trust, L.P., a Delaware limited partnership. We are the sole general partner of our operating partnership. Our primary offices are located in San Diego, California and Salt Lake City, Utah. Our headquarters is located at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128. Our telephone number at that location is (858) 613-1800. Our internet address is www.ExcelTrust.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, the risks discussed below and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, before acquiring any of such securities. Please also refer to the section below entitled “Forward-Looking Statements.”

Market interest rates may have an adverse effect on the value of our securities.

One of the factors that will influence the value of our common stock and Series A preferred stock will be the dividend yield on such stock (as a percentage of the price of our common stock and preferred stock, as applicable) relative to market interest rates. An increase in market interest rates may lead prospective purchasers of our common stock or preferred stock to expect a higher dividend yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the value of our common stock and Series A preferred stock to fall.

The number of shares available for future sale could adversely affect the market price of our common stock.

We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market will decrease the market price per share of our common stock. Sales of substantial amounts of shares of our common stock in the public market, or upon conversion of the Series A preferred stock under this prospectus, or the perception that such sales might occur could adversely affect the market price of our common stock.

The conversion of Series A preferred stock, exchange of partnership units for our common stock, the exercise of any options or the vesting of any restricted stock granted to certain directors, officers and other employees under the 2010 Equity Incentive Award Plan of Excel Trust, Inc. and Excel Trust, L.P., the issuance of our common stock or partnership units in connection with property, portfolio or business acquisitions and other issuances of our common stock could have an adverse effect on the market price of our common stock, and the existence of partnership units, options, shares of our common stock reserved for issuance as restricted shares of our common stock or upon exchange of partnership units or conversion of Series A preferred stock or other securities may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future sales of shares of our common stock may be dilutive to existing stockholders.

Our share price could be volatile and could decline, resulting in a substantial or complete loss on our stockholders’ investment.

The stock markets, including the NYSE, on which we list our common stock, have experienced significant price and volume fluctuations. As a result, the market price of our common stock could be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including:

•	our operating performance and the performance of other similar companies,

•	actual or anticipated differences in our operating results,

•	changes in our revenue or earnings estimates or recommendations by securities analysts,

•	publication of research reports about us or our industry by securities analysts,

•	changes in market valuations of similar companies,

•	adverse market reaction to any additional debt we incur in the future,

•	additions and departures of key personnel,

•	strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy,

•	the passage of legislation or other regulatory developments that adversely affect us or our industry,

•	speculation in the press or investment community,

•	the realization of any of the other risk factors presented or incorporated by reference in this prospectus,

•	actions by institutional stockholders,

•	changes in accounting principles,

•	terrorist acts, and

•	general market conditions, including factors unrelated to our performance.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

The value of our Series A preferred stock will be directly affected by the market price of our common stock, which is impossible to predict.

The value of our Series A preferred stock will be directly affected by the market price of our common stock, which is impossible to predict and may depend on many factors, as discussed above.

The price of our common stock could be adversely affected by possible sales of our common stock by investors who view our Series A preferred stock as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that may develop involving our common stock. The hedging or arbitrage trading activity could, in turn, adversely affect the value of our Series A preferred stock.

Our Series A preferred stock does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares; our Series A preferred stock has no stated maturity date.

Our Series A preferred stock has no established trading market. Since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We currently do not intend to, but in the future may, apply to list the Series A preferred stock on a national securities exchange. We cannot assure you that an active trading market in the Series A preferred stock will develop or, even if it develops, we cannot assure you that it will last, in which case the value of the shares could be adversely affected and your ability to transfer your shares of Series A preferred stock will be limited.

Shares of our Series A preferred stock have not been rated and are subordinated to existing and future debt; there are no restrictions on issuance of parity preferred securities.

Shares of our Series A preferred stock have not been rated by any nationally recognized statistical rating organization. Furthermore, payment of accrued dividends on our Series A preferred stock will be subordinated to all of our existing and future debt and will be structurally subordinate to the obligations of our subsidiaries. In addition, we may issue additional shares of Series A preferred stock or shares of another class or series of preferred stock ranking on parity with (or, upon the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A preferred stock, senior to) our Series A preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up. These factors may adversely affect the value of our Series A preferred stock. Likewise, future issuances of preferred stock may adversely affect the value of our common stock. Additional issuances and sales of preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices of our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

If you hold shares of our Series A preferred stock, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold shares of our Series A preferred stock, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your shares of Series A preferred stock and, in certain cases, under the conversion rate adjustments applicable to our Series A preferred stock. For example, in the event that an amendment is proposed to our charter requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the delivery of common stock to you following a conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The conversion rate of our Series A preferred stock may not be adjusted for all dilutive events. Accordingly, we may engage in transactions that could dilute the value of shares of our common stock into which shares of our Series A preferred stock may be convertible.

As described under “Description of Securities — Series A Preferred Stock — Conversion Rate Adjustments,” we will adjust the conversion rate of the Series A preferred stock only for certain events. We will not adjust the conversion rate, among other things, for:

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the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities or those of our operating partnership and the investment of additional optional amounts in shares of our common stock under any plan,

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the issuance of any shares of our common stock or options or rights to purchase such shares pursuant to any of our present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program or those of our operating partnership,

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the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date shares of our Series A preferred stock were first issued,

•	a change in the par value of our common stock,

•	accumulated and unpaid dividends or distributions, and

•	the issuance of limited partnership units by our operating partnership and the issuance of shares of our common stock or the payment of cash upon redemption thereof.

If we engage in any of these types of transactions, the value of the shares of common stock into which shares of our Series A preferred stock may be convertible may be diluted. In addition, we will not adjust the conversion rate unless the adjustment would require an increase or decrease of at least 1.0% of the conversion rate.

Future sales of our common stock or other equity-related securities in the public market could lower the market price of our common stock and adversely impact the value of our Series A preferred stock.

In the future, we may sell additional shares of our common stock to raise capital. In addition, shares of our common stock are reserved for issuance on the exercise of stock options and the conversion or exchange of securities convertible into or exchangeable or exercisable for any shares of our common stock, including the shares of our Series A preferred stock. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price of our common stock. The issuance and sales of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the value of our Series A preferred stock and the market price of our common stock.

Future offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

In the future, we may increase our capital resources by making offerings of debt or preferred equity securities, including trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

If our common stock is delisted, your ability to transfer or sell your shares of our Series A preferred stock, or common stock upon conversion, may be limited and the value of our Series A preferred stock will be materially adversely affected.

Our Series A preferred stock does not contain provisions that protect you if our common stock is delisted. Since our Series A preferred stock has no stated maturity date, you may be forced to elect between converting your shares of our Series A preferred stock into illiquid shares of our common stock or holding your shares of our Series A preferred stock and receiving stated dividends on the stock when, as and if authorized by our board of directors and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted and our Series A preferred stock is then listed, it is likely that our Series A preferred stock will be delisted as well. Accordingly, if our common stock is delisted, your ability to transfer or sell your shares of our Series A preferred stock, or common stock upon conversion, may be limited and the value of our Series A preferred stock will be materially adversely affected.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on our Series A preferred stock and common stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise (which our charter does in respect of the Series A preferred stock), the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on our Series A preferred stock or common stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise (which our charter does in respect of the Series A preferred stock), the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of our Series A preferred stock or common stock, as applicable.

You should consider the United States federal income tax consequences of owning our Series A preferred stock or common stock.

The principal United States federal income tax consequences of purchasing, owning and disposing of shares of our Series A preferred stock and any common stock received upon their conversion are summarized under “Material United States Federal Income Tax Considerations.” Certain of our actions, including an increase in the cash dividend on our common stock in excess of the dividend threshold amount, may result in an adjustment to the conversion rate that could cause you to be deemed to receive a taxable dividend subject to United States federal income tax without the receipt of any cash. If you are a foreign stockholder, such deemed dividend may subject you to United States federal withholding tax. See “Material United States Federal Income Tax Considerations.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this process, selling stockholders named in this prospectus may sell our Series A preferred stock or common stock from time to time. This prospectus provides you with a general description of our Series A preferred stock and common stock that any selling stockholders may offer. Each time selling stockholders sell shares of our Series A preferred stock or common stock, the selling stockholders will provide a prospectus and any prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” before you decide whether to invest in our common stock.

Selling stockholders may offer the shares directly, through agents, or to or through underwriters. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” on page 13 for more information on this topic.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Securities and Exchange Commission filings, including our registration statement, are also available to you on the Securities and Exchange Commission’s website, www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the shares of our Series A preferred stock and common stock registered hereby. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of our Series A preferred stock and common stock registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any applicable prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any applicable prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Securities and Exchange Commission filings, including our registration statement, are also available to you on the Securities and Exchange Commission’s website, www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the Securities and Exchange Commission that is also incorporated or deemed to be incorporated by reference in this prospectus or in any applicable prospectus supplement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference the following documents we filed with the Securities and Exchange Commission:

•	our Annual Report on Form 10-K for the year ended December 31, 2010,

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2011,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2011,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2011,

•	our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 24, 2011,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2011,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2011,

•	our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 4, 2011,

•	our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 4, 2011,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2011,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2011,

•	our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 13, 2011,

•	our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 13, 2011,

•	the description of our common stock included in our registration statement on Form 8-A filed with the Securities and Exchange Commission on April 16, 2010, and

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all documents filed by us with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities.

We also specifically incorporate by reference any documents filed by us with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Securities and Exchange Commission, such information or exhibit is specifically not incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed in writing to Excel Trust, Inc., 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, Attention: Secretary or by telephone at (858) 613-1800.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Also, documents we subsequently file with the Securities and Exchange Commission and incorporate by reference will contain forward-looking statements. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our pro forma financial statements and our statements regarding anticipated growth in our funds from operations, or FFO, and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	adverse economic or real estate developments in the retail industry or the markets in which we operate,

•	changes in local, regional and national economic conditions,

•	our inability to compete effectively,

•	our inability to collect rent from tenants,

•	defaults on or non-renewal of leases by tenants,

•	increased interest rates and operating costs,

•	decreased rental rates or increased vacancy rates,

•	our failure to obtain necessary outside financing on favorable terms or at all,

•	changes in the availability of additional acquisition opportunities,

•	our inability to successfully complete real estate acquisitions,

•	our failure to successfully operate acquired properties and operations,

•	our failure to qualify or maintain our status as a REIT,

•	our inability to attract and retain key personnel,

•	government approvals, actions and initiatives, including the need for compliance with environmental requirements,

•	financial market fluctuations,

•	changes in real estate and zoning laws and increases in real property tax rates,

•	the effects of earthquakes and other natural disasters, and

•	lack of or insufficient amounts of insurance.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form  10-K, as updated by our future filings.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part pursuant to our contractual obligation to the holders of our Series A preferred stock named in the section entitled “Selling Stockholders.” We will not receive any of the proceeds from the sale of shares of our Series A preferred stock, or common stock issuable upon conversion of the Series A preferred stock, from time to time by such selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. These may include, without limitation, all registration and filing fees, NYSE listing fees, fees and expenses of our counsel and accountants, and blue sky fees and expenses.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends for the periods shown (dollar amounts in thousands):

	The Company
	January 1, 2011 to March 31, 2011	April 28, 2010 to December 31, 2010	January 1, 2010 to April 27, 2010	The Predecessor
				Year Ended December 31,
				2009	2008	2007	2006
Ratio of earnings (loss) to fixed charges and preferred stock dividends	0.80	(0.05)	0.59	0.98	0.62	1.04	1.03

Deficiency of earnings to fixed charges and preferred stock dividends	$49	$3,859	$240	$39	$736	$—	$—

Our ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings by the sum of fixed charges and preferred stock dividends. For this purpose, “earnings” consist of net income (loss) before non-controlling interests and fixed charges, less capitalized interest, “fixed charges” consist of interest expense, capitalized interest and amortization of deferred financing fees, whether expensed or capitalized, and “preferred stock dividends” consist of the amount of pre-tax earnings required to pay dividends on our Series A preferred stock. For periods prior to January 25, 2011, the date of the initial issuance of Series A preferred stock, we had no outstanding shares of preferred stock, and therefore, there were no preferred stock dividends included in the calculations of ratios of earnings to combined fixed charges and preferred stock dividends for these periods.

SELLING STOCKHOLDERS

The “selling stockholders” are the people or entities who hold shares of our Series A preferred stock and who may receive shares of our common stock upon conversion of such shares of Series A preferred stock. Selling stockholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement any or all of their shares of Series A preferred stock or shares of our common stock issued upon conversion of the Series A preferred stock.

The following table sets forth information with respect to the selling stockholders and the number of shares of our Series A preferred stock and common stock that may be sold pursuant to this prospectus. The information is based on information provided by or on behalf of the selling stockholders. The selling stockholders may offer all, some or none of the shares of our Series A preferred stock or common stock. As a result, we cannot estimate the number of shares of our Series A preferred stock or common stock that will be held by the selling stockholders upon the termination of any of these sales. The selling stockholders named below and their respective pledgees, donees and other successors in interest may from time to time offer the shares of our common stock and Series A preferred stock offered by this prospectus:

Name	Shares of Our Series A Preferred Offered	Shares of Our Series A Preferred Stock Owned after the Offering(1)		Shares of Our Common Stock Owned Prior to Conversion	Maximum Number of Shares of Our Common Stock Issuable Upon Conversion and Offered Hereby	Shares of Our Common Stock Owned Following Conversion(2)(3)		Shares of Our Common Stock Owned after the Offering(3)(4)
		Shares	Percent			Shares	Percent	Shares	Percent
Forward Select Income Fund(5)	400,000	—	—	—	666,680	666,680	3.9%	—	—
Highbridge International LLC(6)	300,000	—	—	—	500,010	500,010	2.9%	—	—
Investcorp Silverback Arbitrage Master Fund, LTD(7)	225,000	—	—	—	375,008	375,008	2.2%	—	—
Fidelity Securities Fund: Fidelity Real Estate Income Fund(8)	248,200	—	—	316,100	413,675	729,775	4.3%	316,100	1.9%
Wells Fargo and Company(9)	200,000	—	—	1,314,507	333,340	1,647,847	9.7%	1,314,507	7.8%
Hollowbattle(10)	127,100	—	—	—	211,838	211,838	1.3%	—	—
The Northwestern Mutual Life Insurance Company — General Account(11)	110,000	—	—	—	183,337	183,337	1.1%	—	—
Ithan Creek Master Investors (Cayment) L.P.(12)	101,025	—	—	466,189	168,378	634,567	3.8%	466,189	2.8%
Bay Pond Investors (Bermuda) L.P. (12)	98,975	—	—	379,020	164,962	543,982	3.2%	379,020	2.3%
CAN Convertibles(13)	43,875	—	—	—	73,126	73,126	—	—	—
Fidelity Fixed-Income Trust: Fidelity Strategic Real Return Fund(8)	43,800	—	—	199,850	73,001	272,851	1.6%	199,850	1.2%
Bank of America Pension Plan(10)	36,400	—	—	—	60,668	60,668	*	—	—
Yawlfarer #2(10)	12,600	—	—	—	21,000	21,000	*	—	—
JP Morgan Chase Retirement Plan(10)	11,400	—	—	—	19,000	19,000	*	—	—
Yawlfarer #1(10)	10,700	—	—	—	17,834	17,834	*	—	—
The Northwestern Mutual Life Insurance Company — Group Annuity Separate Account(11)	10,000	—	—	—	16,667	16,667	*	—	—
Ithan Creek Master Investment Partnership (Cayman) II L.P.(12)	10,000	—	—	44,500	16,667	61,167	*	44,500	*
Enhanced Bond Fund, LLC(10)	4,800	—	—	—	8,000	8,000	*	—	—
State of Maryland Retirement Agency(13)	3,945	—	—	—	6,575	6,575	—	—	—
Nicholas Convertibles(13)	2,180	—	—	—	3,633	3,633	—	—	—

Total	2,000,000				3,334,000

*	Less than 1%.

(1)	Based on a total of 2,000,000 shares of Series A preferred stock outstanding as of March 31, 2011 and assumes the selling stockholders sell all of their shares of our Series A preferred stock offered pursuant to this prospectus.

(2)	Amounts assume that all shares of Series A preferred stock are converted into shares of our common stock. The percentage ownership is determined for each selling stockholder by taking into account the issuance and sale of shares of our common stock issued upon conversion of the Series A preferred stock of only such selling stockholder. Also assumes that no transactions with respect to our Series A preferred stock or common stock occur other than the conversion.

(3)	Based on a total of 16,576,831 shares of our common stock outstanding as of March 31, 2011.

(4)	Assumes the selling stockholders sell all of their shares of our common stock offered pursuant to this prospectus. The percentage ownership is determined for each selling stockholder by taking into account the issuance and sale of shares of our common stock issued upon conversion of the Series A preferred stock of only such selling stockholder.

(5)	Forward Select Income Fund is a series of Forward Funds, which is an investment company registered under the Investment Company Act of 1940.

(6)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin is the Chief Executive Officer of Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC and Glenn Dubin disclaims beneficial ownership of the securities held by Highbridge International LLC.

(7)	Elliot Bossen may be deemed to have voting or dispositive control of the securities held by this selling stockholder.

(8)	The entity is an investment company registered under Section 8 of the Investment Company Act of 1940 (the Fund) advised by Fidelity Management & Research Company (Fidelity), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Fund each has sole power to dispose of the securities owned by the Fund.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fund, which power resides with the Fund’s Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund’s Boards of Trustees.

(9)	Wells Fargo and Company has sole voting power over the shares.

(10)	Camden Asset Management L.P. has the voting and dispositive power of the securities held by this selling stockholder. John Wagner is the portfolio manager of this selling stockholder.

(11)	Northwestern Investment Management Company, LLC (NIMC), a wholly owned subsidiary of Northwestern Mutual, is the investment adviser to The Northwestern Mutual Life Insurance Company with respect to the securities held by this selling stockholder. NIMC therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such securities. Jerome R. Baier is a portfolio manager for NIMC and manages the portfolio which holds such securities and therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such securities. However, pursuant to Rule 13d-4 under the Exchange Act, the immediately preceding sentence shall not be construed as an admission that Mr. Baier is, for the purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of any such securities.

(12)	Wellington Management Company, LLP (Wellington) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by this selling stockholder.

(13)	Nicholas Investment Partners may be deemed to have voting or dispositive control of the securities held by this selling stockholder.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of the shares of our Series A preferred stock or common stock beneficially owned by them and offered hereby directly or through one or more underwriters, broker-dealers or agents. The selling stockholders will be responsible for any underwriting discounts or agent’s commissions. The Series A preferred stock or common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	on the NYSE or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

•	in the over-the-counter market,

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market,

•	through the writing of options, whether such options are listed on an options exchange or otherwise,

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

•	in an exchange distribution in accordance with the rules of the applicable exchange,

•	in privately negotiated transactions,

•	through the settlement of short sales,

•	a combination of any such methods of sale, and

•	any other method permitted pursuant to applicable law.

In no event may such methods of distribution take the form of an underwritten offering of the securities without our prior agreement.

The selling stockholders may also sell shares under Rule 144 under the Securities Act rather than under this prospectus or any applicable prospectus supplement.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers which may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares short and deliver the shares to close out such short position. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus or any applicable prospectus supplement.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our Series A preferred stock or common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders will be subject to the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of Series A preferred stock or common stock by the selling stockholders and their affiliates.

There can be no assurance that the selling stockholders will sell any or all of the shares of Series A preferred stock or common stock registered pursuant to the registration statement, of which this prospectus or any applicable prospectus supplement forms a part.

DESCRIPTION OF SECURITIES

The following summary of the terms of the stock of our company is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 200,000,000 shares of our common stock, par value $0.01 per share, or common stock, and 50,000,000 shares of preferred stock, par value $0.01 per share, or preferred stock. Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the number of authorized shares of any class or series without stockholder approval. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.

Common Stock

As of March 31, 2011, 16,576,831 shares of our common stock were issued and outstanding. All shares of our common stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.

Under the Maryland General Corporation Law, or MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless such action is advised by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Under the MGCL, the term “substantially all of the company’s assets” is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Our charter provides, except with respect to an amendment to the section relating to the removal of directors and the corresponding reference in the general amendment provision, that the foregoing items may be approved by a majority of all the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons, including a subsidiary, if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, operating assets may be held by a corporation’s subsidiaries, as in our situation, and these subsidiaries may be able to transfer all or substantially all of such assets without a vote of the parent corporation’s stockholders.

Our charter authorizes our board of directors to classify and reclassify from time to time any unissued shares of our common stock or preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to establish the number of shares in each class or series and to set, subject to the provisions of our charter regarding the restrictions on transfer of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock

Our board of directors has the power, without stockholder approval, to amend our charter to increase the number of authorized shares of stock, to cause us to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Series A Preferred Stock

General

As of March 31, 2011, 2,000,000 shares of 7.00% Series A Cumulative Convertible Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $25.00 per share, or the Series A preferred stock, were issued and outstanding. We pay cumulative dividends on the Series A preferred stock, when, as and if declared by our board of directors, at a rate of 7.00% per annum, subject to adjustment in certain circumstances. The annual dividend on each share of Series A preferred stock is $1.75, payable quarterly in arrears on the 15th calendar day of January, April, July and October of each year, as and if declared by our board of directors. Holders of the Series A preferred stock generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. The Series A preferred stock is convertible, at the holder’s option, at any time and from time to time, into shares of our common stock at an initial conversion rate of 1.6667 shares of common stock per share of Series A preferred stock, which is equivalent to an initial conversion price of $15.00 per share. On or after April 1, 2014, we may, at our option, be able to cause some or all of the Series A preferred stock to be automatically converted based on the market price of our common stock.

Ranking

Our Series A preferred stock ranks with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

•	senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to our Series A preferred stock,

•	on parity with any other class or series of our capital stock expressly designated as ranking on parity with our Series A preferred stock, and

•	junior to any other class or series of our capital stock expressly designated as ranking senior to our Series A preferred stock.

The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to our Series A preferred stock. Our Series A preferred stock also ranks junior in right of payment to our other existing and future debt obligations.

Dividends

Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series A preferred stock with respect to dividend rights, holders of shares of our Series A preferred stock are entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.00% per annum of the $25.00 liquidation preference per share of our Series A preferred stock (equivalent to the fixed annual amount of $1.75 per share of our Series A preferred stock).

Dividends on our Series A preferred stock are payable to investors quarterly in arrears on the 15th calendar day of each January, April, July and October of each year or, if such day is not a business day, as defined in the articles supplementary creating the Series A preferred stock, on the next succeeding business day, in each case with the same force and effect as if made on such date. The term “business day” means each day, other than a Saturday or a Sunday, which is not a day on which banks in New York are required to close.

The amount of any dividend payable on our Series A preferred stock for any partial dividend period will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. A dividend period is the respective period commencing on and including the 16th day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period (other than the initial dividend period and the dividend period during which any shares of Series A preferred stock shall be redeemed). Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which shall be a date designated by our board of directors as the record date for the payment of dividends that is not more than 35 and not fewer than ten days prior to the scheduled dividend payment date. A holder’s right to receive dividends upon conversion of Series A preferred stock is limited. For a description of these limitations, see “— Payment of Dividends Upon Conversion.”

Dividends on the Series A preferred stock will accrue whether or not:

•	we have earnings,

•	there are funds legally available for the payment of those dividends, or

•	those dividends are authorized or declared.

Except as described in the next paragraph, unless full cumulative dividends on our Series A preferred stock for all past dividend periods shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment, we will not:

•

declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to our Series A preferred stock, for any period, or

•

redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends and upon liquidation, on parity with or junior to the Series A preferred stock.

The foregoing sentence, however, will not prohibit:

•	dividends payable solely in capital stock ranking junior to our Series A preferred stock,

•	the conversion into or exchange for other shares of any class or series of capital stock ranking junior to our Series A preferred stock, and

•

our purchase of shares of our Series A preferred stock, preferred stock ranking on parity with our Series A preferred stock as to payment of dividends and upon liquidation or capital stock or equity securities ranking junior to our Series A preferred stock pursuant to our charter to the extent necessary to preserve our status as a REIT as discussed under “— Restrictions on Ownership and Transfer.”

If we do not pay dividends in full (or do not set apart a sum sufficient to pay them in full) on our Series A preferred stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with our Series A preferred stock, we will declare any dividends upon our Series A preferred stock and each such other class or series of capital stock ranking, as to dividends, on parity with our Series A preferred stock pro rata, so that the amount of dividends declared per share of Series A preferred stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per share on our Series A preferred stock and such other class or series of capital stock (which will not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on our Series A preferred stock which may be in arrears.

Holders of shares of our Series A preferred stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on our Series A preferred stock as described above. Any dividend payment made on our Series A preferred stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on our Series A preferred stock will accumulate as of the dividend payment date on which they first become payable.

We do not intend to declare dividends on our Series A preferred stock, or pay or set apart for payment dividends on our Series A preferred stock, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our board of directors and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law.

From October 1, 2010 until June 30, 2011, our unsecured revolving credit facility prohibits us from distributing to our stockholders, including holders of shares of our preferred stock, more than 110% of our FFO

(as defined in our unsecured revolving credit facility) for any fiscal quarter ending during such period, except as necessary to enable us to qualify as a REIT for federal income tax purposes. Furthermore, beginning on July 1, 2011, our unsecured revolving credit facility prohibits us from distributing to our stockholders, including holders of shares of our preferred stock, more than 95% of our FFO during any four consecutive fiscal quarters, except as necessary to enable us to qualify as a REIT for federal income tax purposes. As a result, if we do not generate sufficient FFO during the twelve months preceding any Series A preferred stock dividend payment date, we would not be able to pay all or a portion of the accumulated dividends payable to holders of shares of our Series A preferred stock on such payment date without causing a default under our unsecured revolving credit facility.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to our Series A preferred stock, holders of shares of Series A preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of Series A preferred stock, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of our Series A preferred stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with our Series A preferred stock in the distribution of assets, then holders of shares of our Series A preferred stock and each such other class or series of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with our Series A preferred stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of shares of our Series A preferred stock are entitled to written notice of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs not less than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of our Series A preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our capital stock or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of our Series A preferred stock will not be added to our total liabilities.

Optional Redemption

We may not redeem the Series A preferred stock except in the limited circumstances described below, including to preserve our status as a REIT or in connection with our fundamental change optional redemption. We are entitled pursuant to the articles supplementary creating the Series A preferred stock to redeem shares of the Series A preferred stock in order to preserve our status as a REIT for federal tax purposes, in whole or in part, at any time or from time to time, for cash at a redemption price equal to 100% of the liquidation preference of the Series A preferred stock to be redeemed plus an amount equal to all accrued and unpaid dividends up to, but not including, the date fixed for redemption, without interest; provided that if the redemption date is on a date that is after a dividend record date and on or prior to the corresponding dividend payment date, we will pay such dividends to the holder of record on the record date, which may or may not be the same person to whom we will pay the redemption price, and the redemption price will be equal to 100% of the liquidation preference of the Series A preferred stock to be redeemed. See “— Restrictions on Ownership and Transfer.”

If fewer than all of the outstanding shares of Series A preferred stock are to be redeemed, we will select the shares of Series A preferred stock to be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that we determine will not violate the 9.8% Series A preferred stock ownership limit and the 9.8% capital stock ownership limit. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series A preferred stock, other than a holder of Series A preferred stock that has received an exemption from the applicable ownership limit, would have actual or constructive ownership of more than 9.8% of the issued and outstanding shares of Series A preferred stock by value or number of shares, whichever is more restrictive, or more than 9.8% of the value of our outstanding capital stock, because such holder’s shares of Series A preferred stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the charter and our articles supplementary, we will redeem the requisite number of shares of Series A preferred stock of such holder such that no holder will own in excess of the applicable ownership limit subsequent to such redemption. See “— Restrictions on Ownership and Transfer.” In order for their shares of Series A preferred stock to be redeemed, holders must surrender their shares at the place designated in the notice of redemption. Holders will then be entitled to the redemption price payable upon redemption following surrender of the certificates, if any, representing the shares of Series A preferred stock. In lieu of the foregoing procedures, if our Series A preferred stock is held in global certificate form, the holder of shares of our Series A preferred stock must comply with the procedures of The Depository Trust Company or any successor entity (which we collectively refer to as DTC) to receive redemption price of its beneficial interest in respect of the Series A preferred stock represented by a global stock certificate of the Series A preferred stock. If the funds necessary for the redemption have been set aside by us in trust for the benefit of the holders of any shares of Series A preferred stock called for redemption and if irrevocable instructions have been given to pay the redemption price, then from and after the redemption date, dividends will cease to accrue on such shares of Series A preferred stock and such shares of Series A preferred stock will no longer be deemed outstanding. At such time all rights of the holders of such shares will terminate, except the right to receive the redemption price payable upon redemption, without interest.

Limited Voting Rights

Holders of shares of our Series A preferred stock generally do not have any voting rights, except as set forth below.

If dividends on our Series A preferred stock are in arrears for six or more quarterly periods, whether or not consecutive (which we refer to as a preferred dividend default), holders of shares of our Series A preferred stock (voting together as a class with the holders of all other classes or series of preferred stock on parity with our Series A preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as preferred stock directors), until all unpaid dividends with respect to our Series A preferred stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment. In such a case, the number of directors serving on our board of directors will be increased by two. The preferred stock directors will be elected by a plurality of the votes cast in the election to serve until the next annual meeting and each preferred stock director will serve until his successor is duly elected and qualifies or until the director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:

•

a special meeting called by holders of at least 20% of the outstanding shares of Series A preferred stock together with any other class or series of preferred stock on parity with our Series A preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders, and

•

each subsequent annual meeting (or special meeting held in its place) until all dividends accumulated on our Series A preferred stock and on any other class or series of preferred upon which like voting rights have been conferred and are exercisable have been paid in full for all past dividend periods.

If and when all accumulated dividends on our Series A preferred stock and all other classes or series of preferred stock on parity with our Series A preferred stock upon which like voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment in full is set aside for payment, holders of shares of our Series A preferred stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and the term and office of such preferred stock directors so elected will immediately terminate and the entire board of directors will be reduced accordingly.

Any preferred stock director elected by holders of shares of our Series A preferred stock and holders of other parity preferred stock upon which like voting rights have been conferred and are exercisable may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of our Series A preferred stock and other parity preferred stock entitled to vote thereon when they have the voting rights described above (voting as a single class). So long as a preferred dividend default continues, any vacancy in the office of a preferred stock director may be filled by written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of our Series A preferred stock when they only have the voting rights described above, and by the majority vote of the Series A preferred stock and each other class or series of preferred stock upon which like voting rights have been conferred and are exercisable (voting as a single class) when the Series A preferred stock and each such other class or series of preferred stock are entitled to vote thereon. The preferred stock directors shall each be entitled to one vote on any matter.

In addition, so long as any shares of our Series A preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series A preferred stock together with each other class or series of preferred stock ranking on parity with our Series A preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred, voting as a single class, either at a meeting of stockholders or by written consent:

•

authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to such Series A preferred stock with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding up of our affairs, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or

•

amend, alter or repeal the provisions of our charter, including the terms of our Series A preferred stock, whether by merger, consolidation, transfer or conveyance of substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our Series A preferred stock, except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as our Series A preferred stock remains outstanding with the terms of our Series A preferred stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of our Series A preferred stock, and in such case such holders shall not have any voting rights (nor shall holders of our Series A preferred stock voting separately as provided below have voting rights) with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of our Series A preferred stock receive the greater of the full trading price of the Series A preferred stock on the date of an event described in the second bullet point immediately above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Notwithstanding the foregoing, if the occurrence of any of the events described in the bullet points above materially and adversely affects the rights, preferences, privileges or voting power of our Series A preferred stock disproportionately relative to other series of preferred stock on parity with our Series A preferred stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series A preferred stock is required, unless the exception described above applies.

Holders of shares of our Series A preferred stock are not entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of Series A preferred stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to our Series A preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Holders of shares of our Series A preferred stock do not have any voting rights with respect to, and the consent of the holders of shares of our Series A preferred stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of our Series A preferred stock, except as set forth above.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have converted, redeemed, repurchased or otherwise reacquired or called for conversion, redemption or repurchase upon proper procedures all outstanding shares of our Series A preferred stock.

In any matter in which our Series A preferred stock may vote (as expressly provided in the articles supplementary creating the Series A preferred stock), each share of our Series A preferred stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each share of our Series A preferred stock will be entitled to one vote.

Maturity

Our Series A preferred stock has no maturity date, and we are not required to redeem our Series A preferred stock at any time. Accordingly, our Series A preferred stock will remain outstanding indefinitely unless a holder of shares of our Series A preferred stock or we decide to convert or redeem it, or we elect to repurchase it upon a fundamental change. See “— Optional Redemption,” “— Conversion Rights,” “— Company Conversion Option” and “— Special Conversion Right of Series A preferred stock upon a Fundamental Change; Company Repurchase Right.”

Conversion Rights

Holders of shares of our Series A preferred stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of our Series A preferred stock initially at a conversion rate of 1.6667 shares of common stock per $25.00 liquidation preference, which is equivalent to an initial conversion price of $15.00 per share of common stock (subject to adjustment in certain events). Shares of our Series A preferred stock will only be convertible into shares of our common stock.

We will not issue fractional shares of common stock upon the conversion of shares of our Series A preferred stock. Instead, we will pay the cash value of such fractional shares based upon the closing sale price of our common stock on the trading day immediately prior to (1) the date on which the certificate or certificates, if any, representing the shares of our Series A preferred stock to be converted are surrendered and accompanied by a written notice of conversion and any transfer taxes, which we refer to as the conversion date, or (2) the effective date for our option to convert some or all of our Series A preferred stock into that number of shares of our common stock that are issuable at the then-applicable conversion rate, which we refer to as our conversion option, as the case may be.

A holder of shares of our Series A preferred stock is not entitled to any rights of a common stockholder until such holder of shares of our Series A preferred stock has converted its shares of our Series A preferred stock or unless we have exercised our conversion option, and only to the extent the shares of our Series A preferred stock are deemed to have been converted into shares of our common stock under the articles supplementary establishing our Series A preferred stock.

Company Conversion Option

On or after April 1, 2014, we may exercise our conversion option, but only if:

•

the closing sale price of our common stock equals or exceeds 140% of the then-applicable conversion price per share of our Series A preferred stock for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our conversion option as described below, and

•

on or prior to the effective date of our conversion option, we have either declared and paid, or declared and set apart for payment, any unpaid dividends that are in arrears on our Series A preferred stock.

If we convert less than all of the outstanding shares of our Series A preferred stock, the transfer agent will select the shares by lot, on a pro rata basis or in accordance with any other method the transfer agent considers fair and appropriate. We may convert our Series A preferred stock only in a whole number of shares. If a portion of a holder’s Series A preferred stock is selected for partial conversion by us and the holder converts a portion of such Series A preferred stock, the number of shares of our Series A preferred stock subject to conversion by us will be reduced by the number of shares that the holder converted.

The “closing sale price” per share of our common stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by the NYSE or, if our common stock is not reported by the NYSE, in composite transactions for the principal other U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common stock is not so quoted, the “closing sale price” will be the average of the mid-point of the last bid and asked prices for our common stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose.

“Trading day” means a day during which trading in securities generally occurs on the NYSE or, if our common stock is not listed on the NYSE, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which our common stock is listed or, if our common stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which our common stock is then traded or quoted.

Conversion Procedures

Procedures for the Holders’ Conversion

Holders of shares of our Series A preferred stock may convert some or all of their shares by surrendering to us at our principal office or at the office of our transfer agent, as may be designated by our board of directors, the certificate or certificates, if any, for the shares of our Series A preferred stock to be converted, accompanied by a written notice stating that the holder of shares of our Series A preferred stock elects to convert all or a specified whole number of those shares and specifying the name or names in which the holder of shares of our Series A preferred stock wishes the certificate or certificates, if any, for the shares of common stock to be issued. If the notice specifies a name or names other than the name of the holder of shares of our Series A preferred stock, the notice will be accompanied by payment of all transfer taxes payable upon the issuance of shares of our common stock in that name or names. Other than such transfer taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of our common stock upon conversion of shares of our Series A preferred stock. The date on which we have received all of the surrendered certificate or certificates, if any, the notice relating to the conversion and payment of all required transfer taxes, if any, or the demonstration to our satisfaction that those taxes have been paid, will be deemed the conversion date with respect to a share of Series A preferred stock. As promptly as practicable after the conversion date with respect to any shares of Series A preferred stock, we will deliver or cause to be delivered (1) certificates representing the number of validly issued, fully paid and nonassessable shares of our common stock, if then certificated, to which the holders of shares of such Series A preferred stock, or the transferee of the holder of such shares of Series A preferred stock, will be entitled and (2) if less than the full number of shares of Series A preferred stock represented by the surrendered certificate or certificates, if any, or specified in the notice, is being converted, a new certificate or certificates, of like tenor, for the number of shares represented by the surrendered certificate or certificates, less the number of shares being converted, if our Series A preferred stock is then certificated. This conversion will be deemed to have been made at the close of business on the conversion date so that the rights of the holder of shares of our Series A preferred stock as to the shares being converted will cease except for the right to receive the conversion value, and, if applicable, the person entitled to receive shares of common stock will be treated for all purposes as having become the record holder of those shares of common stock at that time on that date.

In lieu of the foregoing procedures, if our Series A preferred stock is held in global certificate form, the holder of shares of our Series A preferred stock must comply with the procedures of DTC to convert its beneficial interest in respect of the Series A preferred stock represented by a global stock certificate of the Series A preferred stock.

Holders of shares of our Series A preferred stock are not eligible to exercise any rights of a holder of shares of our common stock until they have converted their shares of our Series A preferred stock into shares of our common stock.

If any shares of our Series A preferred stock are to be converted pursuant to our conversion option, the right of a holder of such to voluntarily convert those shares of our Series A preferred stock will terminate if we have not received the conversion notice of such holder of such shares of Series A preferred stock by 5:00 p.m., New York City time, on the business day immediately preceding the date fixed for conversion pursuant to our conversion option.

If more than one share of our Series A preferred stock is surrendered for conversion by the same stockholder at the same time, the number of whole shares of common stock issuable upon conversion of those shares of our Series A preferred stock will be computed on the basis of the total number of shares of our Series A preferred stock so surrendered.

Before the delivery of any securities upon conversion by the holders of shares of our Series A preferred stock, we will comply with all applicable federal and state laws and regulations. All shares of our common stock delivered upon conversion by the holders of shares of our Series A preferred stock will, upon delivery, be duly and validly issued, fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

Procedures for the Company’s Conversion

To exercise our conversion option described above, we must issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first trading day following any date on which the conditions described in the preceding paragraph are met, announcing such conversion. We will also give notice by mail or by publication (with subsequent prompt notice by mail) to holders of shares of our Series A preferred stock (not more than four trading days after the date of the press release) and, if required by the rules and regulations of the Securities and Exchange Commission, we will file a Current Report on Form 8-K (or make such other filing on an appropriate form as may be permitted by the rules and regulations of the Securities and Exchange Commission), of the exercise of our conversion option announcing our intention to convert our Series A preferred stock. The effective date for our conversion option will be the date that is five trading days after the date on which we issue such press release.

In addition to any information required by applicable law or regulation, the press release and notice of the exercise of our conversion option will state, as appropriate:

•	the effective date for our conversion option,

•	the number of shares of common stock to be issued upon conversion of each share of Series A preferred stock,

•	the number of shares of our Series A preferred stock to be converted, and

•	that dividends on the shares of our Series A preferred stock to be converted will cease to accrue on the effective date for our conversion option.

Before the delivery of any securities upon conversion by us of shares of our Series A preferred stock, we will comply with all applicable federal and state laws and regulations. All shares of our common stock delivered upon conversion by us of shares of our Series A preferred stock will, upon delivery, be duly and validly issued, fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

Payment of Dividends Upon Conversion

Optional Conversion

General. If a holder of shares of our Series A preferred stock exercises its conversion rights, upon delivery of the shares of our Series A preferred stock for conversion, those shares of our Series A preferred stock will cease to cumulate dividends as of the end of the conversion date, and the holder of shares of our Series A preferred stock will not receive any cash payment representing accrued and unpaid dividends on the shares of our Series A preferred stock, except in those limited circumstances discussed below. Except as provided below, we will make no payment for accrued and unpaid dividends, whether or not in arrears, on shares of our Series A preferred stock converted at the election of holders of such shares.

Conversion On or Before Record Date. If we receive a conversion notice before the close of business on a dividend record date, the holder of shares of our Series A preferred stock will not be entitled to receive any portion of the dividend payable on such shares of converted stock on the corresponding dividend payment date.

Conversion After Record Date and Prior to Payment Date. If we receive a conversion notice after the dividend record date but prior to the corresponding dividend payment date, the holder of shares of our Series A preferred stock on the record date will receive on that dividend payment date accrued dividends on those shares of Series A preferred stock, notwithstanding the conversion of those shares of Series A preferred stock prior to that dividend payment date, because that holder of shares of our Series A preferred stock will have been the holder of record of shares of our Series A preferred stock on the corresponding record date. At the time that such holder of shares of our Series A preferred stock surrenders shares of our Series A preferred stock for conversion, however, it must pay to us an amount equal to the dividend that has accrued and that will be paid on the related dividend payment date; provided that no such payment need be made if we have specified a fundamental change repurchase date relating to a fundamental change that is after a dividend record date and on or prior to the dividend payment date to which that dividend record date relates.

Conversion On or After Payment Date and On or Prior to the Immediately Succeeding Record Date. If the holder of shares of our Series A preferred stock is a holder of shares of our Series A preferred stock on a dividend record date and converts such shares of our Series A preferred stock into shares of common stock on or after the corresponding dividend payment date, such holder of shares of our Series A preferred stock will be entitled to receive the dividend payable on such shares of our Series A preferred stock on such corresponding dividend payment date, and the holder of shares of our Series A preferred stock will not need to include payment of the amount of such dividend upon surrender for conversion of shares of Series A preferred stock.

Company Conversion Option

General. As we described above under “Company Conversion Option,” if we convert shares of our Series A preferred stock pursuant to our conversion option, on or prior to the effective date of our conversion option, we must first declare and pay, or declare and set apart for payment, any unpaid dividends that are in arrears on our Series A preferred stock.

Conversion After a Payment Date and Prior to the Next Record Date. If we exercise our conversion option and the effective date is after the close of business on a dividend payment date and prior to the close of business on the next dividend record date, the holder of shares of our Series A preferred stock will not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding dividend payment date. Accordingly, if we convert shares of our Series A preferred stock and the effective date is after the close of business on a dividend payment date and prior to the close of business on the next dividend record date, holders of shares of our Series A preferred stock will forego the right to receive any dividends accruing from such dividend payment date to the effective date.

Conversion On or After Record Date and Prior to Payment Date. If we exercise our conversion option and the effective date is on or after the close of business on any dividend record date and prior to the close of business on the corresponding dividend payment date, all dividends payable for such period with respect to the shares of our Series A preferred stock called for a conversion on such date will be payable on such dividend payment date to the holder of such shares of our Series A preferred stock on such record date.

Conversion Rate Adjustments

We will adjust the conversion rate from time to time as follows:

(1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock to all holders of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x OS1/OS0 where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination,

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination,

OS1 = the number of shares of our common stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination, and

OS0 = the number of shares of our common stock outstanding immediately prior to such dividend or distribution, or the effective date of such share split or share combination.

Any adjustment made pursuant to this paragraph (1) shall become effective at the open of business on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (1) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we distribute to all holders of our common stock any rights, warrants or options entitling them, for a period expiring not more than 45 days after the date of issuance of such rights, warrants or options, to subscribe for or purchase shares of our common stock at a price per share that is less than the closing sale price per share of our common stock on the business day immediately preceding the time of announcement of such distribution, we will adjust the conversion rate based on the following formula:

CR1 = CR0 x (OS0+X)/(OS0+Y)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution,

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution,

OS0 = the number of shares of our common stock outstanding immediately prior to the ex dividend for such distribution,

X = the aggregate number of shares of our common stock issuable pursuant to such rights, warrants or options, and

Y = the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the closing sale price per share of our common stock for the ten consecutive trading days ending on the business day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

For purposes of this paragraph (2), in determining whether any rights, warrants or options entitle the holders of shares of our common stock to subscribe for or purchase shares of our common stock at less than the applicable closing sale price per share of our common stock, and in determining the aggregate exercise or conversion price payable for such shares of common stock, there shall be taken into account any consideration we receive for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined in good faith by our board of directors. If any right, warrant or option described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, we will adjust the new conversion rate to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.

(3) If we distribute shares of our capital stock, evidence of indebtedness or other assets or property to all holders of our common stock, excluding:

•	dividends, distributions, rights, warrants or options referred to in paragraph (1) or (2) above,

•	dividends or distributions paid exclusively in cash, and

•	spin-offs, as described below in this paragraph (3),

then we will adjust the conversion rate based on the following formula:

CR1 = CR0 x SP0/(SP0–FMV)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution,

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution,

SP0 = the average of the closing sale price per share of our common stock for the ten consecutive trading days ending on the business day immediately preceding the ex-dividend date for such distribution, and

FMV = the fair market value (as determined in good faith by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the earlier of the record date or the ex-dividend date for such distribution.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall become effective on the ex-dividend date for such distribution.

If we distribute to all of our common stockholders capital stock of any class or series, or similar equity interest, of or relating to one of our subsidiaries or other business unit, which we refer to as a spin-off, the conversion rate in effect immediately before the tenth trading day from and including the effective date of the spin-off will be adjusted based on the following formula:

CR1 = CR0 x (FMV0+MP0)/MP0 where

CR0 = the conversion rate in effect immediately prior to the tenth trading day immediately following, and including, the effective date of the spin-off,

CR1 = the new conversion rate in effect immediately on and after the tenth trading day immediately following, and including, the effective date of the spin-off,

FMV0 = the average of the closing sale prices per share of the capital stock or similar equity interest distributed to our common stockholders applicable to one share of our common stock over the first ten consecutive trading days after the effective date of the spin-off, and

MP0 = the average of the closing sale prices per share of our common stock over the first ten consecutive trading days after the effective date of the spin-off.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will occur on the tenth trading day from and including the effective date of the spin-off; provided that in respect of any conversion within the ten trading days following the effective date of any spin-off, references within this paragraph (3) to ten trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the conversion date in determining the applicable conversion rate.

If any such dividend or distribution described in this paragraph (3) is declared but not paid or made, the new conversion rate shall be re-adjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4) If we make any cash dividend or distribution to all holders of outstanding shares of our common stock (excluding any dividend or distribution in connection with our liquidation, dissolution or winding up) during any of our quarterly fiscal periods in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.15, which we refer to as the reference dividend, multiplied by the number of shares of our common stock outstanding on the record date for such distribution, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x SP0/(SP0–C)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution,

CR1 = the new conversion rate in effect immediately after the ex-dividend date for such distribution,

SP0 = the average of the closing sale price per share of our common stock for the ten consecutive trading days ending on the business day immediately preceding the earlier of the record date or the day prior to the ex-dividend date for such distribution, and

C = the amount in cash per share that we distribute to our common stockholders that exceeds the reference dividend.

An adjustment to the conversion rate made pursuant to this paragraph (4) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new conversion rate shall be re-adjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

The reference dividend amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the reference dividend amount for any adjustment made to the conversion rate under this paragraph (4).

Notwithstanding the foregoing, if an adjustment is required to be made under this paragraph (4) as a result of a distribution that is not a quarterly dividend, the reference dividend amount will be deemed to be zero.

(5) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for shares of our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x (AC + (SP1 x OS1))/(SP1 x OS0) where

CR0 = the conversion rate in effect on the day immediately following the date such tender or exchange offer expires,

CR1 = the conversion rate in effect on the second day immediately following the date such tender or exchange offer expires,

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares of our common stock purchased in such tender or exchange offer,

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires,

OS1 = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer), and

SP1 = the closing sale price per share of our common stock for the trading day immediately following the date such tender or exchange offer expires.ff the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

Any adjustment to the conversion rate made pursuant to this paragraph (5) shall become effective on the second day immediately following the date such tender offer or exchange offer expires. If we or one of our subsidiaries is obligated to purchase shares of our common stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, we will re-adjust the new conversion rate to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

If we have in effect a rights plan while any shares of our Series A preferred stock remain outstanding, holders of shares of our Series A preferred stock will receive, upon a conversion of such shares in respect of which we have elected to deliver shares of our common stock, in addition to such shares of our common stock, rights under our stockholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock. If the rights provided for in any rights plan that our board of directors may adopt have separated from the common stock in accordance with the provisions of the applicable stockholder rights agreement so that holders of shares of our Series A preferred stock would not be entitled to receive any rights in respect of our common stock that we elect to deliver upon conversion of shares of our Series A preferred stock, we will adjust the conversion rate at the time of separation as if we had distributed to all holders of our capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

Notwithstanding the foregoing, in the event of an adjustment to the conversion rate pursuant to paragraphs (4) and (5) above, in no event will the conversion rate exceed 1.9011 shares of our common stock per $25.00 liquidation preference subject to adjustment pursuant to paragraphs (1), (2) and (3) above. In no event will the conversion price be reduced below $0.01, subject to adjustment for share splits and combinations and similar events.

We will not make any adjustment to the conversion rate if holders of shares of our Series A preferred stock are permitted to participate, on an as-converted basis, in the transactions described above.

The conversion rate will not be adjusted except as specifically set forth in this subsection entitled “— Conversion Rate Adjustments.” Without limiting the foregoing, the conversion rate will not be adjusted for:

•

the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities or those of our operating partnership and the investment of additional optional amounts in shares of our common stock under any plan,

•

the issuance of any shares of our common stock or options or rights to purchase such shares pursuant to any of our present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program or those of our operating partnership,

•

the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date shares of our Series A preferred stock were first issued,

•	a change in the par value of our common stock,

•	accumulated and unpaid dividends or distributions, and

•	the issuance of limited partnership units by our operating partnership and the issuance of shares of our common stock or the payment of cash upon redemption thereof.

No adjustment in the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate. If the adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the shares of our Series A preferred stock are called for redemption, all adjustments not previously made will be made on the applicable redemption date.

If certain of the possible adjustments to the conversion price of the shares of our Series A preferred stock are made (or if failures to make certain adjustments occur), a holder of such shares may be deemed to have received a distribution from us even though such holder has not received any cash or property as a result of such adjustments. We intend to withhold United States federal income tax (in the case of a non-U.S. holder) with respect to any deemed distribution from us from cash payments of dividends and any payments in redemption, repurchase or conversion of the shares of our Series A preferred stock. See “Material United States Federal Income Tax Considerations.”

In the case of the following events, each of which we refer to as a business combination:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

•	a consolidation, merger or combination involving us,

•	sale, conveyance or lease to another corporation of all or substantially all of our property and assets (other than to one or more of our subsidiaries), or

•	a statutory share exchange,

in each case, as a result of which our common stockholders are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common stock, a holder of shares of our Series A preferred stock will be entitled thereafter to convert such shares of our Series A preferred stock into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) which the holder of shares of our Series A preferred stock would have owned or been entitled to receive upon such business combination as if such holder of shares of our Series A preferred stock held a number of shares of our common stock equal to the conversion rate in effect on the effective date for such business combination, multiplied by the number of shares of our Series A preferred stock held by such holder of shares of our Series A preferred stock. If such business combination also constitutes a fundamental change, a holder of shares of our Series A preferred stock converting such shares will not receive a make-whole premium if such holder does not convert its shares of our Series A preferred stock “in connection with” (as described in “— Conversion Rate Adjustments”) the relevant fundamental change. In the event that our common stockholders have the opportunity to elect the form of consideration to be received in such business combination, we will make adequate provision whereby the holders of shares of our Series A preferred stock shall have a reasonable opportunity to determine the form of consideration into which all of the shares of our Series A preferred stock, treated as a single class, shall be convertible from and after the effective date of such business combination. Such determination shall be based on the weighted average of elections made by the holders of shares of our Series A preferred stock who participate in such determination, shall be subject to any limitations to which all of our common stockholders are subject, such as pro rata reductions applicable to any portion of the consideration payable in such business combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by our common stockholders and (2) two business days prior to the anticipated effective date of the business combination.

We will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the holders of shares of our Series A preferred stock (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the transfer agent. If the effective date of a business combination is delayed beyond the initially anticipated effective date, the holders of shares of our Series A preferred stock will be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. We may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of shares of our Series A preferred stock to convert such holder’s shares of our Series A preferred stock into shares of our common stock prior to the effective date.

To the extent permitted by law, we may, from time to time, increase the conversion rate for a period of at least 20 days if our board of directors determines that such an increase would be in our best interests. Any such determination by our board of directors will be conclusive. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to common stockholders resulting from any distribution of common stock or similar event. We will give holders of shares of our Series A preferred stock at least 15 business days’ notice of any increase in the conversion rate.

Except as described above in this section, we will not adjust the conversion rate for any issuance of shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock or rights to purchase shares of our common stock or such convertible, exchangeable or exercisable securities.

Special Conversion Right of Series A preferred stock upon a Fundamental Change; Company Repurchase Right

On or prior to April 1, 2018, in the event of a fundamental change as described below, the holder will have the right to convert some or all of its shares of Series A preferred stock as described below. At least 15 days before the anticipated effective date of such fundamental change, we will provide to the holder of our Series A preferred stock and the transfer agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice will state:

•	the events constituting the fundamental change,

•	the anticipated effective date of the fundamental change,

•	the last date on which the holder of our Series A preferred stock may exercise the fundamental change conversion right,

•	to the extent applicable, the fundamental change conversion rate and the fundamental change repurchase price,

•	that we may elect to repurchase for cash some or all of the shares of our Series A preferred stock as to which the fundamental change conversion right may be exercised,

•	the method of calculating the market price of our common stock,

•	the fundamental change conversion date, which shall be no less than 15 days after the date of such notice and no later than the effective date of such fundamental change,

•	the name and address of the paying agent and the conversion agent,

•	the conversion rate and any adjustment to the conversion rate that will result from the fundamental change,

•

that Series A preferred stock as to which the fundamental change conversion right has been exercised may be converted at the applicable conversion rate, if otherwise convertible, only if the notice of exercise of the fundamental change conversion right has been properly withdrawn, and

•	the procedures that the holder of Series A preferred stock must follow to exercise the fundamental change conversion right.

We will also issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first trading day following any date on which we provide such notice to the holders of our Series A preferred stock.

In the event of a fundamental change described below and if a holder converts its Series A preferred stock at any time beginning at the opening of business on the trading day immediately following receipt of the notice described above and ending at the close of business on the fundamental change conversion date, which we refer to herein as the fundamental change conversion period, the holder will automatically receive the greater of:

•

(1) a number of shares of our common stock, as described under “— Conversion Rights” and subject to adjustment as described under “— Conversion Rate Adjustments” (with such adjustment or cash payment for fractional shares as we may elect, as described under “— Conversion Rights”) plus (2) the make-whole premium, if any, described under “— Determination of the Make-Whole Premium,” and

•

a number of shares of our common stock equal to the lesser of (1) the liquidation preference divided by the market price of our common stock on the effective date of such fundamental change and (2) 2.7159 (subject to adjustment), which may result in a holder receiving value that is less than the liquidation preference of our Series A preferred stock.

In addition to the number of shares of our common stock issuable upon conversion of each share of our Series A preferred stock at the option of the holder on any conversion date during the fundamental change conversion period described above, each converting holder will have the right to receive an amount equal to all accrued, cumulated and unpaid dividends on such converted shares of our Series A preferred stock, whether or not declared prior to that date, for all prior dividend periods ending on or prior to the dividend payment date immediately preceding the conversion date (other than previously declared dividends on our Series A preferred stock payable to holders of record as of a prior date), provided that we are then legally permitted to pay such dividends.

The foregoing provisions shall only be applicable with respect to conversions effected at any time during the fundamental change conversion period. In lieu of issuing the number of shares of our common stock issuable upon conversion pursuant to the foregoing provisions, we may, at our option, make a cash payment for all or any part of your Series A preferred stock as to which the conversion right was exercised at a price equal to the market price determined for the fundamental change conversion date for each such share of our common stock otherwise issuable upon conversion.

To exercise the fundamental change conversion right, the holder of Series A preferred stock must deliver, on or before the close of business on the last day of the fundamental change conversion period, the Series A preferred stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice will state:

•	the relevant fundamental change conversion date,

•	the number of Series A preferred stock to be converted, and

•	that the Series A preferred stock are to be converted pursuant to the applicable provisions of the Series A preferred stock.

If the Series A preferred stock is held in global form, the conversion notice must comply with applicable DTC procedures.

Holders of Series A preferred stock may withdraw any notice of exercise of its fundamental change conversion right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the last day of the fundamental change conversion period. The notice of withdrawal shall state:

•	the number of withdrawn shares of our Series A preferred stock,

•	if certificated shares of our Series A preferred stock have been issued, the certificate numbers of the withdrawn shares of our Series A preferred stock, and

•	the number of shares of our Series A preferred stock, if any, which remain subject to the conversion notice.

If the Series A preferred stock is held in global form, the notice of withdrawal must comply with applicable DTC procedures.

Series A preferred stock as to which the fundamental change conversion right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into shares of common stock in accordance with the fundamental change conversion right during the fundamental change conversion period, unless we have elected to repurchase such Series A preferred stock.

The holder of any shares of our Series A preferred stock which we have elected to repurchase and as to which the conversion election has not been properly withdrawn will receive payment of the fundamental change repurchase price promptly following the later of any fundamental change conversion date or the time of book-entry transfer or delivery of our Series A preferred stock. If the paying agent holds cash sufficient to pay the fundamental change repurchase price of the Series A preferred stock on the business day following any fundamental change conversion date, then:

•

the Series A preferred stock will cease to be outstanding and dividends will cease to accrue (whether or not book-entry transfer of the Series A preferred stock is made or whether or not the Series A preferred stock certificate is delivered to the transfer agent), and

•

all of the other rights of the holder of our Series A preferred stock will terminate (other than the right to receive the fundamental change repurchase price upon delivery or transfer of the Series A preferred stock).

A fundamental change generally will be deemed to occur at such time as:

•

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, or any successor provisions) other than us or any of our subsidiaries, is or becomes the “beneficial owner,” directly or indirectly, through a purchase, merger or other acquisition transaction, of more than 50% of the total voting power in the aggregate of all classes of our capital stock then outstanding entitled to vote generally in elections of directors (for the avoidance of doubt the ownership of limited partnership units of our operating partnership will not be deemed to constitute beneficial ownership of our capital stock),

•

we consolidate with, or merge with or into, another person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any person consolidates with or merges with or into us, or we convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person (other than a direct or indirect wholly owned subsidiary of ours), other than:

•

any transaction pursuant to which the holders of our capital stock immediately prior to the transaction collectively have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of voting stock of the continuing or surviving person immediately after the transaction, or

•

any merger solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity,

•	we approve a plan of liquidation or dissolution, or

•	our common stock ceases to be listed on the NYSE or another national securities exchange or quoted on NASDAQ or an over-the-counter market in the United States.

Beneficial ownership will be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act, except that a person will be deemed to own any securities that such person has a right to acquire, whether such right is exercisable immediately or only after the passage of time. The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

Notwithstanding the foregoing, a fundamental change will be deemed not to have occurred in the case of a merger or consolidation if (1) at least 90% of the consideration for our common stock (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation consists of common stock of a U.S. company traded on a national securities exchange (or which will be so traded when issued or exchanged in connection with such transaction) (“publicly traded common stock”) and (2) as a result of such transaction or transactions the shares of our Series A preferred stock become convertible into such publicly traded common stock.

The phrase “all or substantially all” of our assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of our assets.

In connection with a fundamental change repurchase, we will comply with all U.S. federal and state securities laws in connection with any offer by us to repurchase our Series A preferred stock upon a fundamental change.

This fundamental change conversion feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change conversion feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change conversion feature is a result of negotiations between us and the initial purchasers.

Determination of Make-Whole Premium

If on or prior to April 1, 2018, a fundamental change takes place and a holder elects to convert its shares of Series A preferred stock upon the occurrence of a fundamental change, in certain circumstances, we will increase the conversion rate (the “make-whole premium”) by reference to the table below.

The increase in the conversion rate will be determined by reference to the table below, based on the date on which the fundamental change becomes effective (the “effective date”) and the stock price (as defined below). If holders of our common stock receive only cash in the transaction constituting a fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the closing sale prices of our common stock on the ten consecutive trading days prior to but not including the effective date.

The following table sets forth the stock price paid, or deemed paid, per share of our common stock in a transaction that constitutes the fundamental change, the effective date and the make-whole premium (expressed as the number of additional shares of common stock that will be added to the conversion rate) to be paid upon a conversion in connection with a fundamental change:

	Common Stock Share Price(1)
Effective Date	$13.15	$15.00	$17.00	$19.00	$21.00	$23.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00
January 28, 2011	0.234	0.180	0.140	0.113	0.095	0.082	0.073	0.058	0.048	0.042	0.037	0.033

April 1, 2012	0.234	0.168	0.123	0.094	0.076	0.064	0.055	0.043	0.036	0.031	0.027	0.024

April 1, 2013	0.234	0.155	0.104	0.070	0.050	0.039	0.032	0.025	0.021	0.018	0.016	0.014

April 1, 2014	0.234	0.154	0.092	0.043	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

April 1, 2015	0.234	0.152	0.089	0.040	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

April 1, 2016	0.234	0.155	0.088	0.035	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

April 1, 2017	0.234	0.162	0.091	0.032	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

April 1, 2018	0.234	0.168	0.091	0.028	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

(1)	The stock prices set forth in the table will be adjusted as of any date on which the conversion rate of our Series A preferred stock is adjusted by multiplying the applicable price in effect immediately before the adjustment by a fraction:

•	whose numerator is the conversion rate immediately before the adjustment, and

•	whose denominator is the adjusted conversion rate.

In addition, we will adjust the number of additional shares in the table at the same time, in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “ — Conversion Rate Adjustments.”

The exact stock price and effective date may not be set forth on the table, in which case:

•

if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the make-whole premium will be determined by straight-line interpolation between make-whole premium amounts set forth for the higher and lower stock prices and the two effective dates, as applicable, based on a 365-day year,

•	if the stock price is in excess of $50.00 per share (subject to adjustment in the same manner as the stock price) no make-whole premium will be paid, and

•	if the stock price is less than or equal to $13.15 per share (subject to adjustment in the same manner as the stock price), no make-whole premium will be paid.

However, we will not increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed 1.9011. We will adjust this maximum conversion rate in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “— Conversion Rate Adjustments.”

Our obligation to pay the make-whole premium could be considered a penalty, in which case the enforceability thereof would be subject to general equitable principles of reasonableness of economic remedies.

Fundamental Change Optional Redemption

If you choose not to exercise your special conversion right in connection with a fundamental change as described above, we will have the option (the “fundamental change optional redemption right”) to redeem our

Series A preferred stock, in whole but not in part, within 90 days after the first date on which such fundamental change has occurred for cash at $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) to, but not including, the redemption date (the “fundamental change redemption price”).

A notice of redemption will be delivered not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of our Series A preferred stock at their addresses as they appear on our stock transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the fundamental change redemption of the shares of our Series A preferred stock except as to the holder to whom notice was defective or not given. Each notice will state:

•	the fundamental change redemption date,

•	the fundamental change redemption price,

•	the place or places where the certificates, if any, representing the shares of Series A preferred stock are to be surrendered for payment, and

•	that dividends on the shares will cease to accrue on such fundamental change redemption date.

Determination of Market Price

Market price means, with respect to any fundamental change conversion date, the average of the closing sale prices of our common stock for the ten consecutive trading days ending on the third trading day prior to such fundamental change conversion date, appropriately adjusted to take into account the occurrence, during the period commencing on the first trading day of such ten trading day period and ending on the fundamental change conversion date of any event requiring an adjustment of the conversion rate as described under “— Conversion Rate Adjustments;” provided that in no event shall the market price be less than $0.01, subject to adjustment for share splits and combinations, reclassifications and similar events.

Because the market price of our common stock is determined prior to the fundamental change conversion date, you will bear the market risk with respect to the value of our common stock, if any, to be received from the date as of which the market price is determined to the date on which you receive such shares. In addition, the market price of our common stock is an average price rather than the price as of a single date.

Form and Book-Entry System

The Series A preferred stock will only be issued in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the Series A preferred stock. Owners of beneficial interests in the Series A preferred stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the Series A preferred stock, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Series A preferred stock under the global securities or the articles supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniformed Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The Series A preferred stock, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days, or

•	we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

Restrictions on Ownership and Transfer

To assist us in complying with certain federal income tax requirements applicable to REITs, we have adopted certain restrictions relating to the ownership and transfer of our capital stock. See “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and our preferred stock is Continental Stock Transfer & Trust Company.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

The following summary with respect to restrictions on ownership and transfer of our stock sets forth certain general terms and provisions of our charter documents. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter documents, as amended and supplemented from time to time. Copies of our existing charter documents are filed with the Securities and Exchange Commission and are incorporated by reference herein. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter, including the articles supplementary creating the Series A preferred stock, contains restrictions on the amount of shares of our stock that a person may own. These restrictions provide that no person may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, (l) in excess of 9.8% in value of the aggregate of our outstanding shares of capital stock, (2) common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock or (3) Series A preferred stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of Series A preferred stock.

Our charter further provides that (1) no person may beneficially or constructively own shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (2) no person may transfer shares of our capital stock if the transfer would result in our capital stock being owned by fewer than 100 persons. In addition, our charter provides that any person who acquires or attempts or intends to acquire shares of our capital stock that may violate any of these restrictions on ownership and transfer, or who is the intended transferee of shares of our capital stock which are transferred to a trust, as described below, is required to give us immediate written notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock or our Series A preferred stock (or the acquisition of an interest in an entity that owns, actually or constructively, such stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of such stock and thereby violate one or more of the applicable ownership limits.

Our board of directors may, in its sole discretion, waive the applicable ownership limit with respect to a particular stockholder if:

•

the board of directors determines that such ownership will not cause any individual’s beneficial or constructive ownership of shares of our capital stock to result in our being “closely held” under Section 856(h) of the Code or that any exemption from the ownership limit will not jeopardize our status as a REIT,

•

the board of directors determines that such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause us to fail to qualify as a REIT under the Code, and

•

the particular stockholder agrees that any violation or attempted violation of such representations or undertakings will result in such shares of capital stock being automatically transferred to a trust.

As a condition of our waiver, our board of directors may require an opinion of counsel or Internal Revenue Service, or IRS, ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.

Our charter provides that attempted transfer of our capital stock which, if effective, would result in our capital stock being owned by fewer than 100 persons will be null and void. Our charter provides that any attempted transfer of our capital stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of capital stock held in the trust, will have no rights to dividends, to vote the shares, or to any other rights attributable to the shares of capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of a charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust must be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee (net of any commissions and other expenses of the sale) from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

If any shares of our capital stock are represented by certificates, such certificates will bear a legend referring to the restrictions described above.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our capital stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

DESCRIPTION OF THE

PARTNERSHIP AGREEMENT OF EXCEL TRUST, L.P.

The material terms and provisions of the Agreement of Limited Partnership of Excel Trust, L.P. which we refer to as the “partnership agreement” are summarized below. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. For purposes of this section, references to “we,” “our,” “us” and “our company” refer to Excel Trust, Inc.

Management of Our Operating Partnership

Our operating partnership, Excel Trust, L.P., is a Delaware limited partnership that was formed on December 16, 2009. We are the sole general partner of the operating partnership and conduct substantially all of our business through it.

As the sole general partner of the operating partnership, we exercise exclusive and complete discretion in its day-to-day management and control, subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the partnership agreement. We can cause the operating partnership to enter into certain major transactions, including acquisitions, dispositions and refinancings and cause changes in its line of business, capital structure and distribution policies. The limited partners of our operating partnership may not transact business for, or participate in the management activities or decisions of, the operating partnership, except as provided in the partnership agreement and as required by applicable law. Some restrictions in the partnership agreement restrict our ability to engage in a business combination as more fully described in “— Transferability of Partnership Interests; Termination Transactions” below.

Indemnification of our Officers and Directors

To the extent permitted by applicable law, the partnership agreement indemnifies us, as general partner, and our officers and directors and any other persons we may designate. Similarly, the partnership agreement limits our liability, as well as that of our officers and directors, to the operating partnership.

Transferability of Interests; Termination Transactions

The limited partners may not remove us as general partner of the operating partnership, with or without cause, other than with our consent. Generally, we may not voluntarily withdraw from or transfer or assign our interest in the operating partnership, other than to our affiliates (as defined under federal securities laws), without the consent of limited partners holding more than 50% of the partnership interests of all limited partners (other than those held by us or our subsidiaries).

Any transfer of operating partnership units by the limited partners, other than to us, as general partner, or to family members, affiliates (as defined under federal securities laws), original limited partners and charitable organizations and as collateral in connection with certain lending transactions, subject to specified limitations, will be subject to a right of first refusal by us and must be made only to “accredited investors” as defined under Rule 501 of the Securities Act. In each case, the transferee must agree to assume the transferor’s obligations under the partnership agreement.

In addition, without our consent, limited partners may not transfer their operating partnership units:

•	to any person who lacks the legal right, power or capacity to own the operating partnership units,

•	in violation of applicable law,

•	where the transfer is for only a portion of the rights represented by the operating partnership units, such as the partner’s capital account or right to distributions,

•

if we believe the transfer could cause the termination of the operating partnership or could cause it to no longer be classified as a partnership for United States federal or state income tax purposes,

•

if the transfer would cause the operating partnership to become, with respect to any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)),

•

if the transfer could, based on the advice of counsel to us or the operating partnership, cause any portion of the assets of the operating partnership to constitute assets of any employee benefit plan pursuant to United States Department of Labor Regulations Section 2510.3-101,

•	if the transfer would require registration under applicable federal or state securities laws,

•	if the transfer could be treated as effectuated through an “established security market” or a “secondary market” under the Code and applicable Treasury regulations,

•	if the transfer could cause the operating partnership to become a “publicly traded partnership” under the Code,

•	if the transfer could cause the operating partnership to fail one or more of the “safe harbors” provided by the Code or applicable Treasury regulations,

•	if the transfer would cause the operating partnership to become a reporting company under the Exchange Act,

•	if the transfer could cause the operating partnership to be regulated under the Investment Company Act of 1940, as amended, or the Investment Advisors Act of 1940, as amended,

•	if the transferee or assignee is unable to make the representations regarding ownership required by the partnership agreement, or

•	if the transfer would adversely affect our ability to maintain our qualification as a REIT or subject us to additional taxes.

We may not engage in a merger, consolidation or other combination with or into another entity, sale of all or substantially all of our assets, or any reclassification, recapitalization or change of our outstanding equity interests, each of which we refer to as a “termination transaction,” unless the termination transaction has been approved by partners holding more than 50% of all outstanding partnership interests, or in connection with which all limited partners will either receive, or will have the right to elect to receive, for each operating partnership unit an amount of cash, securities or other property equal to the product of:

•	the number of shares of common stock into which each operating partnership unit is then exchangeable, and

•	the greatest amount of cash, securities or other property paid to the holder of one share of common stock in consideration for one share of common stock pursuant to the termination transaction.

If, in connection with a termination transaction, a purchase, tender or exchange offer is made to holders of our common stock, and the common stockholders accept this purchase, tender or exchange offer, each holder of operating partnership units must either receive, or must have the right to elect to receive, the greatest amount of cash, securities or other property which that holder would have received if immediately prior to the expiration of the purchase, tender or exchange offer, it had exercised its right to redemption, received shares of common stock in exchange for its operating partnership units, and accepted the purchase, tender or exchange offer.

We also may merge or otherwise combine our assets with another entity if the following conditions are met:

•

immediately after the merger or other combination, substantially all of the assets directly or indirectly owned by the surviving entity, other than operating partnership units held by us as general partner, are owned directly or indirectly by the operating partnership as the surviving partnership or another limited partnership or limited liability company which is the surviving partnership of a merger, consolidation or combination of assets with the operating partnership,

•

the limited partners own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of the operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of this transaction,

•

the rights, preferences and privileges of the limited partners in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership, and

•

the limited partners may exchange their interests in the surviving partnership for at least one of (1) the consideration available to the limited partners pursuant to the second preceding paragraph, (2) the right to redeem their operating partnership units for cash on terms equivalent to those in effect with respect to their operating partnership units immediately prior to the consummation of the transaction or (3) if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and our common stock.

Our board of directors will reasonably determine relative fair market values and rights, preferences and privileges of the limited partners as of the time of the termination transaction. These values may not be less favorable to the limited partners than the relative values reflected in the terms of the termination transaction.

We must use commercially reasonable efforts to structure transactions like those described above to avoid causing the limited partners to recognize gain for United States federal income tax purposes by virtue of the occurrence of or their participation in the transaction. In addition, the operating partnership must use commercially reasonable efforts to cooperate with the limited partners to minimize any taxes payable in connection with any repayment, refinancing, replacement or restructuring of indebtedness, or any sale, exchange or other disposition of its assets.

Issuance of Additional Operating Partnership Units Representing Partnership Interests

As sole general partner, we have the ability to cause the operating partnership to issue additional operating partnership units representing general and limited partnership interests or other partnership interests in one or more classes, or one or more series of any such classes. These additional operating partnership units may include preferred operating partnership units. In addition, we may issue additional shares of our common stock or convertible securities, but only if we cause our operating partnership to issue to us partnership interests or rights, options, warrants or convertible or exchangeable securities of our operating partnership having designations, preferences and other rights, so that the economic interests of our operating partnership’s interests issued are substantially similar to the economic interests of the securities that we have issued.

Capital Contributions

We contributed to our operating partnership all of the net proceeds of our initial public offering as our initial capital contribution in exchange for a 96.1% general partnership interest. Some of our directors, officers and their affiliates contributed properties and assets to our operating partnership and became limited partners and, together with other limited partners, initially owned the remaining 3.9% limited partnership interest. As of March 31, 2011, we owned a 92.2% partnership interest and other limited partners, including some of our directors, officers and their affiliates, owned the remaining 7.8% partnership interest.

The partnership agreement provides that we, as general partner, may determine that our operating partnership requires additional funds for the acquisition of additional properties or for other purposes. Under the partnership agreement, we are obligated to contribute the proceeds of any offering of stock as additional capital to our operating partnership. Our operating partnership is authorized to cause partnership interests to be issued for no tangible value or less than fair market value if we conclude in good faith that such issuance is in the interests of our operating partnership.

The partnership agreement provides that we may make additional capital contributions, including properties, to our operating partnership in exchange for additional operating partnership units. If we contribute additional capital and receive additional partnership interests for the capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of the additional capital contributions and the value of our operating partnership at the time of the contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital and receive additional partnership interests for the capital contribution, the capital accounts of the partners may be adjusted upward or downward to reflect any unrealized gain or loss attributable to the properties as if there were an actual sale of the properties at the fair market value thereof. No person has any preemptive, preferential or other similar right with respect to making additional capital contributions or loans to the operating partnership or the issuance or sale of any operating partnership units or other partnership interests.

Our operating partnership could issue preferred partnership interests in connection with acquisitions of property or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from our operating partnership, including the partnership interests that our wholly owned subsidiaries own.

Amendments of the Partnership Agreement

Amendments to the partnership agreement may be proposed by us, as general partner, or by limited partners owning at least 25% of the operating partnership units held by limited partners.

Generally, the partnership agreement may be amended, modified or terminated only with the approval of partners holding 50% of all outstanding operating partnership units (including the operating partnership units held by us as general partner and as a limited partner). However, as general partner, we have the power to unilaterally amend the partnership agreement without obtaining the consent of the limited partners as may be required to:

•	add to our obligations as general partner or surrender any right or power granted to us as general partner for the benefit of the limited partners,

•

reflect the issuance of additional operating partnership units or the admission, substitution, termination, reduction in operating partnership units or withdrawal of partners in accordance with the terms of the partnership agreement,

•	set forth or amend the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued by the operating partnership,

•	reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect,

•

cure any ambiguity in, correct or supplement any provisions in, or make other changes with respect to matters arising under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law,

•	satisfy any requirements, conditions or guidelines of federal or state law,

•	reflect changes that are reasonably necessary for us, as general partner, to maintain our status as a REIT,

•	modify the manner in which capital accounts are computed, and

•	amend or modify any provision of the partnership agreement in connection with a termination transaction.

We must approve, and each limited partner that would be adversely affected must approve, certain amendments to the partnership agreement, including amendments effected directly or indirectly through a merger or sale of assets of the operating partnership or otherwise, that would, among other things,

•	convert a limited partner’s interest into a general partner’s interest,

•	modify the limited liability of a limited partner,

•	alter a partner’s right to receive any distributions or allocations of profits or losses, or

•	materially alter the limited partner’s redemption or exchange right.

Distributions to Unitholders

The partnership agreement provides that holders of common operating partnership units are entitled to receive quarterly distributions of available cash on a pro rata basis in accordance with their respective percentage interests. In addition, the partnership agreement reflects the creation and issuance to our company of Series A preferred units. The Series A preferred units have distribution rights substantially similar to the dividend rights of the Series A preferred stock, and as the sole holder of the operating partnership’s Series A preferred units, we will receive distributions from the operating partnership with respect to such preferred units in order to make the distributions to our Series A preferred stockholders.

Redemption/Exchange Rights

Limited partners who acquired operating partnership units in our formation transactions have the right to require our operating partnership to redeem part or all of their operating partnership units for cash based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption. Alternatively, we may elect to acquire those operating partnership units tendered for redemption in exchange for shares of our common stock. Our acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, reverse stock splits, issuances of stock rights, warrants and options, distributions of evidence of indebtedness and similar events. We presently anticipate that we will elect to issue shares of our common stock in exchange for operating partnership units in connection with each redemption request, rather than having our operating partnership redeem the operating partnership units for cash. With each redemption or exchange, we will increase our company’s percentage ownership interest in our operating partnership. This redemption/exchange right will be limited when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our company’s ownership limits, or any other limit as provided in our charter or as otherwise determined by our board of directors. See “Restrictions on Ownership and Transfer.”

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with the best interests of our stockholders. At the same time, we, as the general partner of our operating partnership, have fiduciary duties to manage our operating partnership in a manner beneficial to our operating partnership and its partners. Our duties, as general partner to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our stockholders. We will be under no obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause the operating partnership to take or decline to take any actions.

The limited partners of our operating partnership expressly acknowledge that as the general partner of our operating partnership, we are acting for the benefit of the operating partnership, the limited partners and our stockholders collectively.

Tax Matters That Affect the Operating Partnership

We have the authority under the partnership agreement to make tax elections under the Code on our operating partnership’s behalf.

Allocations of Net Income and Net Losses to Partners

The net income of our operating partnership generally will be allocated to us to the extent of the accrued preferred return on our Series A preferred units and then to us, as the general partner, and to the limited partners in accordance with our respective percentage interests in the common units issued by our operating partnership. Net loss will generally be allocated to us, as general partner, and the limited partners in accordance with our respective common percentage interests in our operating partnership until the limited partner’s capital is reduced to zero and any remaining net loss would be allocated to us. However, in some cases gain or loss may be disproportionately allocated to partners who have contributed appreciated property or guaranteed debt of our operating partnership. The allocations described above are subject to special rules relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations. See “Material United States Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.” In addition, upon the occurrence of certain specific events, our operating partnership will revalue its assets and any net increase in valuation will be allocated first to holders of long-term incentive operating partnership units, or LTIP units, if any, to equalize the capital account balances of such holders with the capital account balances of holders of operating partnership units.

Operations and Distributions

We intend to operate the operating partnership in a manner that will enable us to maintain our qualification as a REIT and avoid any United States federal income tax liability. The partnership agreement provides that we will distribute from time to time, but not less frequently than quarterly, available cash of the operating partnership on such terms as defined therein.

The partnership agreement further provides that the operating partnership will assume and pay when due, or reimburse us for payment of, all expenses that we incur relating to the ownership and operation of, or for the benefit of, the operating partnership and all costs and expenses relating to our operations.

Term of the Partnership Agreement

Our operating partnership will continue in full force and effect until December 31, 2109, or until sooner dissolved in accordance with the terms of the partnership agreement.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws is subject to and qualified in its entirety by reference to Maryland law, and to our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that our board of directors may establish, increase and decrease the number of directors of our company as long as the number is not fewer than the minimum required under the MGCL (which is one) nor, unless our bylaws are amended, more than 15. Any vacancy on our board of directors may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, even if the remaining directors do not constitute a quorum.

Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors. Additionally, in the event that we are in arrears on dividends on our Series A preferred stock for six or more quarterly periods, whether or not consecutive, holders of our Series A preferred stock, voting as a single class with all other series of preferred stock ranking on a parity with the Series A preferred stock and upon which like voting rights have been conferred and are exercisable, will have the right to elect an additional two directors to our board for a limited time.

Removal of Directors

Our charter provides that a director may be removed only for cause (as defined in the charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors, subject to any rights of the holders of shares of our preferred stock to elect and remove directors elected by such holders under certain circumstances. This provision, when coupled with the provisions in our charter and bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees. In addition, any director elected to our board of directors by the holders of our Series A preferred stock voting as a single class with any other class or series of preferred stock ranking on a parity with our Series A preferred stock upon which like voting have been conferred and are exercisable, may only be removed by a vote of such Series A preferred stockholders.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our stock, or

•

an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then-outstanding voting stock.

A person is not an interested stockholder if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock, and

•

two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by our board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution opting out of this statute. However, this resolution may be altered or repealed in whole or in part at any time.

We can provide no assurance that our board of directors will not amend or rescind this resolution in the future. If this resolution is repealed, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiring person, or by officers or by directors who are our employees, are excluded from shares entitled to vote on the matter. “Control shares” are issued and outstanding voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. We can provide no assurance that our board of directors will not amend or eliminate such provision in the future. Should this happen, the control share acquisition statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Other Anti-Takeover Provisions of Maryland Law

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and with at least three independent directors to elect to be subject to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement to remove a director,

•	a requirement that the number of directors be fixed only by the vote of the directors,

•

a requirement that a vacancy on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred rather than until the next annual meeting of stockholders as would otherwise be the case, and

•	a majority requirement for the calling of a special meeting of stockholders.

A corporation can elect into this statute by provision in its charter or bylaws or by a resolution of its board of directors, without stockholder approval. Furthermore, a corporation can elect to be subject to the above provisions regardless of any contrary provisions in the charter or bylaws.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, (1) the number of directors may be fixed only by the vote of the directors, (2) a two-thirds vote is required to remove any director from our board of directors, which removal is only allowed for cause and (3) unless called by our chairman of the board of directors, chief executive officer, president or board of directors, the written request of stockholders holding not less than a majority of all the votes entitled to be cast at such meeting is required to call a special meeting.

If we made an election to be subject to such statutory provisions and our board of directors was divided into three classes with staggered terms of office of three years each, the classification and staggered terms of office of our directors would make it more difficult for a third party to gain control of our board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board of directors.

Amendment to Our Charter and Bylaws

Our charter may generally be amended only if declared advisable by our board of directors and approved by the affirmative vote of the stockholders holding at least a majority of all the votes entitled to be cast on the matter under consideration, and in the case of an amendment that would materially and adversely affect any right, preference, privilege or voting power of our Series A preferred stock, the consent of two-thirds of the outstanding shares of our Series A preferred stock voting as a single class with all other classes or series of preferred stock ranking on parity with the Series A preferred stock with respect to the payment of dividends and distribution of assets upon our liquidation and upon which like voting rights have been conferred, provided, that if such amendment materially and adversely affects the rights, preferences, privileges or voting powers of our Series A preferred stock disproportionately relative to the other series of preferred stock on parity with our Series A preferred stock, the consent of at least two-thirds of the outstanding shares of our Series A preferred stock shall be required. However, the provision of our charter regarding director removal and the corresponding amendment provision may be amended only if advised by our board of directors and approved by the affirmative vote of the stockholders holding not less than two-thirds of all of the votes entitled to be cast on the matter. Our bylaws provide that only our board of directors may amend or repeal our bylaws or adopt new laws.

Dissolution

Under the MGCL, we may be dissolved if a majority of our entire board of directors determines by resolution that dissolution is advisable and submits a proposal for dissolution for consideration at any annual or special meeting of stockholders, and this proposal is approved by the affirmative vote of the holders of a majority of the shares of stock entitled to vote on the dissolution.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting,

•	by or at the direction of our board of directors, or

•

by a stockholder who is a stockholder of record both at the time of giving the stockholder’s notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders, and nominations of persons for election to our board of directors may be made only:

•	pursuant to our notice of the meeting,

•	by or at the direction of our board of directors, or

•

provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving the stockholder’s notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Generally, under our bylaws, a stockholder seeking to nominate a director or bring other business before our annual meeting of stockholders must deliver a notice to our secretary not later than the close of business on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting. For a stockholder seeking to nominate a candidate for our board of directors, the notice must describe various matters regarding the nominee, including name, address, occupation and number of shares held, and other specified matters. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

Meetings of Stockholders

Our bylaws provide for annual meetings of stockholders to elect our board of directors and transact such other business as may properly be brought before the meeting. The chairman of our board of directors, our chief executive officer and our president, and our board of directors, may call a special meeting of stockholders. Additionally, our bylaws provide that our secretary will call a special meeting of the stockholders upon the written request of the holders of not less than a majority of our outstanding shares of stock entitled to vote.

The MGCL provides that stockholders may act without a meeting with respect to any action that they are required or permitted to take at a meeting, if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed in paper or electronic form with the records of the stockholders’ meetings.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of our charter on removal of directors and the advance notice provisions of the bylaws, and certain other provisions of our charter and bylaws, could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stockholders or otherwise be in their best interest. Likewise, if our board of directors were to rescind the resolution exempting business combinations from the business combination provisions of the MGCL (or does not otherwise approve a business combination) or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, or if we elect to be subject to the unsolicited takeover provisions of the MGCL, these provisions of the MGCL could have similar anti-takeover effects.

Ownership Limits

Our charter, including the articles supplementary creating the Series A preferred stock, contains restrictions on the amount of shares of our stock that a person may own. These restrictions provide that no person may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, (1) in excess of 9.8% in value of the aggregate of our outstanding shares of capital stock, (2) common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock or (3) Series A preferred stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of Series A preferred stock. For a more detailed description of these restrictions, see “Restrictions on Ownership and Transfer.”

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material United States federal income tax considerations regarding our company and the resale of our Series A preferred stock and our common stock into which it may be converted. For purposes of this section under the heading “Material United States Federal Income Tax Considerations,” references to “Excel Trust, Inc.,” “we,” “our,” and “us” mean only Excel Trust, Inc., and not its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on current law, including:

•	the Code,

•	current, temporary and proposed Treasury regulations promulgated under the Code,

•	the legislative history of the Code,

•	current administrative interpretations and practices of the IRS, and

•	court decisions,

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged. State, local and foreign income tax laws may differ substantially from any corresponding United States federal income tax laws. This discussion does not address any aspect of the laws of any state, local or foreign jurisdiction, or any United States federal tax other than the income tax, associated with the acquisition, ownership, sale or other disposition of our Series A preferred stock, our common stock into which it may be converted or our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the specific tax consequences to you of:

•	the conversion of the Series A preferred stock into shares of our common stock,

•

the acquisition, ownership, and/or sale or other disposition of our Series A preferred stock and our common stock, including the United States federal, state, local, foreign and other tax consequences,

•	our election to be taxed as a REIT for United States federal income tax purposes, and

•	potential changes in the applicable tax laws.

Taxation of Our Company

General. We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2010. We believe that we have been organized and have operated in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 2010, and we intend to continue to be organized and operate in this manner. However, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operated, in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify.”

Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 2010, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion is based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied and will satisfy those requirements. Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

The sections of the Code and the corresponding Treasury regulations that relate to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the United States federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.

Provided we qualify for taxation as a REIT, we generally will not be required to pay United States federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that is generally required to pay tax at the corporate level. Double taxation means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when that income is distributed. We will, however, be required to pay United States federal income tax as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•

If we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect.

•

We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (b) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets that caused us to fail such test.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury regulations on its tax return for the year in which we acquire the asset from the C corporation.

•

We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by our taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. See “— Penalty Tax.”

•

We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our common stock.

•	Our “taxable REIT subsidiaries” generally will be required to pay federal corporate income tax on their earnings.

Requirements for Qualification as a Real Estate Investment Trust. The Code defines a “REIT” as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors,

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership,

(3)	that would be taxable as a domestic corporation, but for special Code provisions applicable to REITs,

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code,

(5)	that is beneficially owned by 100 or more persons,

(6)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year, and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive beginning with our taxable year ended December 31, 2010. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. In addition, if our failure to satisfy the share ownership requirements is due to reasonable cause and not willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure. See the subsection below entitled “— Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies. In the case of a REIT which is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in the hands of the REIT, including for purposes of satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership in which it owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the REIT income and asset tests described below. A brief summary of the rules governing the United States federal income taxation of partnerships and limited liability companies is set forth below in “— Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.” The treatment described above also applies with respect to the ownership of interests in limited liability companies that are treated as partnerships for tax purposes.

We have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. In the future, we may be a limited partner or non-managing member in a partnership or limited liability company. If such a partnership or limited liability company were to take actions which could jeopardize our status as a REIT or require us to pay tax, we could be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. See “— Failure to Qualify.”

Ownership of Interests in Qualified REIT Subsidiaries. We may from time to time own certain wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and we do not elect with the corporation to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for United States federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including the REIT qualification tests. Thus, in applying the United States federal income tax requirements described in this summary, any corporation in which we own a 100% interest (other than a taxable REIT subsidiary) is ignored, and all assets, liabilities, and items of income, gain, loss, deduction and credit of such corporation are treated as our assets, liabilities and items of income, gain, loss, deduction, and credit. A qualified REIT subsidiary is not required to pay United States federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities described below under “— Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. We currently hold an interest in one taxable REIT subsidiary and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation, other than a REIT, with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to United States federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of its taxable REIT subsidiaries will be subject to the 25% asset test regarding our holding of the securities of one or more taxable REIT subsidiaries but will not be subject to the 10% or 5% asset tests described below. See “— Asset Tests.”

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains, from (a) investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or (b) some types of temporary investments. Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales,

•

We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is also our taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value,

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property,” and

•

We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be non-qualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. We may, however, intentionally fail to satisfy some of these conditions to the extent we conclude, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. The term “hedging transaction” generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income we derive from a hedging transaction, including gain from the sale or disposition thereof, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test and from the 75% gross income test. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure our hedging transactions in a manner that does not jeopardize our status as a REIT.

We believe that the aggregate amount of non-qualifying income we receive, from all sources, in any taxable year will not exceed the limit on non-qualifying income under the gross income tests. We will monitor the types of income we derive, and we will take actions intended to keep any non-qualifying income within the limitations of the REIT income tests. While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury regulations to be issued, and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally accrue or receive exceeds the limits on non-qualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “— Taxation of Our Company —General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our non-qualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax.

This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our operating partnership’s investment objectives. We do not intend to enter into any sales that are prohibited transactions. The IRS, however, may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our taxable REIT subsidiary to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

If, in the future, a taxable REIT subsidiary of ours provides services to our tenants, we intend to set the fees paid to the taxable REIT subsidiary for such services at arm’s length rates, although the fees paid may not satisfy the safe harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets, including our allocable share of the assets held by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Solely for purposes of the 10% value test, however, certain securities including, but not limited to “straight debt” securities having specified characteristics, loans to an individual or an estate, obligations to pay rents from real property and securities issued by a REIT, are disregarded as securities. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

To the extent that we own an interest in an issuer that does not qualify as a REIT, a qualified REIT subsidiary, or a taxable REIT subsidiary, we believe that the value of the securities of any such issuer has not exceeded 5% of the total value of our assets. Moreover, with respect to each issuer in which we own an interest that does not qualify as a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 10% voting securities limitation, the 10% value limitation and the 75% asset test. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will agree with our determinations of value.

The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values unless we (directly or through our operating partnership) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership or other partnerships and limited liability companies which own such securities), or acquire other assets. For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. If we fail to satisfy an asset test because we acquire securities or other property during a quarter, including as a result of an increase in our interest in our operating partnership, we may cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within the 30 days after the close of any calendar quarter as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our non-qualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the non-qualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient non-qualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued and (2) disclosing certain information to the IRS. In such case, we will be required to pay a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets.

Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any calendar quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or a reduction in our operating partnership’s overall interest in an issuer will not be required. If we fail to timely cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See “— Failure to Qualify” below.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income,” and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognize on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset, over (2) our adjusted basis in the asset, in each case, on the date we acquired the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as general partner, to take such steps as may be necessary to cause our operating partnership to distribute an amount sufficient to permit us to meet these distribution requirements.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other noncash charges included in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may be required to borrow funds to pay cash dividends or to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash.

Pursuant to IRS guidance, certain part-stock and part-cash dividends distributed by publicly-traded REITs with respect to calendar years 2008 through 2011, and in some cases declared as late as December 31, 2012, will be treated as distributions for purposes of the REIT distribution requirements. Under the terms of this guidance, up to 90% of our distributions could be paid in shares of our stock. If we make such a distribution, taxable stockholders would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for United States federal income tax purposes, as described under the headings “— Taxable U.S. Holders Generally — Distributions Generally” and “— Taxation of Non-U.S. Holders — Distributions Generally.” As a result, our stockholders could recognize taxable income in excess of cash received and may be required to pay tax with respect to such dividends in excess of cash received. If a taxable stockholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-U.S. holders, we may be required to withhold United States tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the 90% distribution requirements and 4% excise tax described above, distributions declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for United States federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to United States federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

Specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction and non-corporate distributees may be eligible for the preferential tax rates on the qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. All of our investments are held through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships (or disregarded entities) for United States federal income tax purposes. In general, entities that are classified as partnerships (or disregarded entities) for United

States federal income tax purposes are treated as “pass-through” entities which are not required to pay United States federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax thereon, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our pro rata share of the foregoing items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests and subject to special rules relating to the 10% asset test described above, we will include our pro rata share of the assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interest. See “— Taxation of Our Company.”

Entity Classification. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of one or more of these entities as a partnership (or disregarded entity). For example, an entity that would otherwise be classified as a partnership for United States federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. We do not anticipate that our operating partnership, or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “— Taxation of Our Company — Asset Tests” and “— Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “— Failure to Qualify” for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in our operating partnership’s or a subsidiary partnership’s or limited liability company’s tax status might be treated as a taxable event. In that case, we might incur a tax liability without any related cash distributions. We believe our operating partnership and each of our other partnerships and limited liability companies will be classified as a partnership or a disregarded entity for United States federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. The net income of our operating partnership generally will be allocated to us to the extent of the accrued preferred return on our Series A preferred units and then to us, as the general partner, and to the limited partners in accordance with our respective percentage interests in the common units issued by our operating partnership. Net loss will generally be allocated to us, as general partner, and the limited partners in accordance with our respective common percentage interests in our operating partnership until the limited partner’s capital is reduced to zero and any remaining net loss would be allocated to us. Certain limited partners have agreed to guarantee debt of our operating partnership, either directly or indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guarantees or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of operating partnership units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our operating partnership, which net loss would have otherwise been allocable to us. In addition, the partnership agreement further provides that holders of LTIP units will be entitled to receive special allocations of gain in the event of a sale or hypothetical sale of assets of our operating partnership prior to the allocation of gain to holders of common operating partnership units. This special allocation of gain is intended to enable the holders of LTIP units to convert their LTIP units into common units.

If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation would be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for United States federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Appreciated property was contributed to our operating partnership in exchange for interests in our operating partnership in connection with our formation. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code. This could cause us to be allocated (1) lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties had a tax basis equal to their fair market value at the time of the contribution and (2) taxable gain in the event of a sale of such contributed properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in the preceding sentence might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “— Taxation of Our Company — Requirements for Qualification as a Real Estate Investment Trust” and “— Annual Distribution Requirements.” To the extent our depreciation is reduced, or our gain on sale is increased, a greater portion of our distributions may be taxed as dividend income. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. We have not yet decided what method will be used to account for book-tax differences for properties that may be acquired by our operating partnership in the future.

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

United States Federal Income Tax Considerations for Holders of Our Series A Preferred Stock and Common Stock

The following summary describes the material United States federal income tax consequences to you of purchasing, owning and disposing of our Series A preferred stock and our common stock into which it may be converted. This summary assumes that you hold the Series A preferred stock and shares of our common stock into which it may be converted as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Code). Your tax treatment will vary depending on your particular situation, and this discussion does not address all the tax consequences that may be relevant to you in light of your particular circumstances. This discussion does not address the tax consequences relevant to persons who receive special treatment under the United States federal income tax law, except to the extent discussed specifically herein. Holders receiving special treatment include, without limitation:

•	financial institutions, banks and thrifts,

•	insurance companies,

•	tax-exempt organizations,

•	“S” corporations,

•	traders in securities that elect to mark to market,

•	partnerships, pass-through entities and persons holding our securities through a partnership or other pass-through entity,

•	holders subject to the alternative minimum tax,

•	regulated investment companies and REITs,

•	foreign governments and international organizations,

•	broker-dealers or dealers in securities or currencies,

•	United States expatriates,

•	persons holding our securities as a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction,

•	except to the extent discussed below, non-U.S. holders (as defined below), and

•	U.S. holders (as defined below) whose functional currency is not the United States dollar.

You should consult your tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our Series A preferred stock and our common stock into which it may be converted arising under the laws of any state, local or foreign taxing jurisdiction.

When we use the term “U.S. holder,” we mean a beneficial owner of shares of our Series A preferred stock or common stock issued upon conversion of our Series A preferred stock who, for United States federal income tax purposes:

•	is a citizen or resident of the United States,

•

is a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia,

•	is an estate the income of which is subject to United States federal income taxation regardless of its source, or

•

is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or a trust that has a valid election in place to be treated as a United States person.

If a partnership (or other entity taxable as a partnership for United States federal income tax purposes) holds our Series A preferred stock or common stock into which it may be converted, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding such stock, you should consult your tax advisor.

If you hold shares of our Series A preferred stock or common stock issued upon conversion of our Series A preferred stock and are not a U.S. holder or a partnership or an entity treated as a partnership, you are a “non-U.S. holder.”

Taxable U.S. Holders Generally

Distributions Generally. Distributions out of our current or accumulated earnings and profits, other than capital gain dividends and certain amounts subject to corporate level taxation as discussed below, will constitute dividends taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “— Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in “— Tax Rates” below, the preferential tax rates on qualified dividend income applicable to non-corporate taxpayers. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding Series A preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our Series A preferred stock or common stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in its shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gains. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their income tax returns any of our net operating losses or capital losses.

Certain stock dividends, including dividends partially paid in our capital stock and partially paid in cash that comply with certain IRS guidance discussed above under “— Taxation of Our Company — Annual Distribution Requirements,” will be taxable to the recipient U.S. holder to the same extent as if paid in cash.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. These dividends may be taxable to non-corporate U.S. holders at preferential tax rates. See “— Tax Rates” below. U.S. holders that are corporations, however, may be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our Series A preferred stock and our other classes of stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of our Series A preferred stock and our other classes of stock, respectively, for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

•

include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its United States federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable,

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s long-term capital gains,

•	receive a credit or refund for the amount of tax deemed paid by it,

•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it, and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. holder of our shares will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Adjustments to Conversion Rate. The conversion rate of our Series A preferred stock is subject to adjustment under specified circumstances. In certain circumstances, U.S. holders who hold our Series A preferred stock may be deemed to have received a distribution of or with respect to our common stock if and to the extent that the conversion rate is adjusted, resulting in ordinary income to the extent of our current and accumulated earnings and profits. In addition, the failure to provide for such an adjustment may also result in a deemed distribution to U.S. holders who hold our Series A preferred stock. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the Series A preferred stock generally will not be deemed to result in a constructive distribution. Certain of the possible adjustments (including, without limitation, adjustments in respect of taxable dividends to our stockholders) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a holder of Series A preferred stock will be deemed to have received constructive distributions from us, even though such stockholder has not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from us are described above under “— Distributions Generally.”

Dispositions of Our Series A Preferred Stock or Common Stock. If a U.S. holder sells or disposes of shares of our Series A preferred stock or common stock, except as set forth below under “— Redemption or Repurchase by Us,” the holder will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the Series A preferred stock or common stock for more than one year. However, if a U.S. holder recognizes loss upon the sale or other disposition of Series A preferred stock or common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our Series A preferred stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder,

•	results in a “complete termination” of the U.S. holder’s stock interest in us, or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. To the extent shares of our Series A preferred stock are widely held and publicly traded at any time, if any, that we repurchase shares of such stock, such repurchase generally will be treated as a sale or exchange if it results in a proportionate reduction of a non-controlling U.S. holder’s right to vote, to participate in current earnings and accumulated surplus or to share in our net assets on liquidation. However, because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our Series A preferred stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Distributions Generally.” A U.S. holder’s adjusted basis in the redeemed or repurchased shares of stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “— Dispositions of Our Series A Preferred Stock or Common Stock.”

Conversion of Our Series A Preferred Stock into Common Stock. Except as provided below, a U.S. holder generally will not recognize gain or loss upon the conversion of our Series A preferred stock into our common stock. Except as provided below, a U.S. holder’s basis and holding period in the common stock received upon conversion generally will be the same as those of the converted Series A preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Although not entirely free from doubt, we intend to take the position that any cash payment you make to us in connection with a conversion of shares of Series A preferred stock should be added to your basis in our common shares you receive upon conversion. See “Description of Series A Preferred Stock — Payment of Dividends Upon Conversion — Optional Conversion — Conversion After Record Date and Prior to Payment Date.” You should consult your tax advisor regarding the treatment of any such payment for United States federal income tax purposes, including your basis and holding period of the shares acquired upon conversion.

Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the Series A preferred stock for more than one year.

Information Reporting and Backup Withholding. We report to our U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s United States federal income tax liability, provided the required information is timely filed with the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “— Taxation of Non-U.S. Holders.”

Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is generally 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 15%. However, dividends payable by REITs are not eligible for the 15% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year). For taxable years beginning after December 31, 2012, the 15% the capital gains tax rate is currently scheduled to increase to 20% and the rate applicable to dividends will increase to the tax rate then applicable to ordinary income. In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

In addition, certain U.S. holders who are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our Series A preferred stock and common stock.

Certain payments made after December 31, 2012 to “foreign financial institutions” in respect of accounts of U.S. holders at such financial institutions may be subject to withholding at a rate of 30%. U.S. holders should consult their tax advisors regarding the effect, if any, of this new legislation on their ownership and disposition of our Series A preferred stock and common stock. See “— Taxation of Non-U.S. Holders — Foreign Accounts.”

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, “debt-financed property” is property, the acquisition or holding of which is financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from United States federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our stock will be publicly traded, we cannot guarantee that this is or will always be the case.

Taxation of Non-U.S. Holders

The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our Series A preferred stock and our common stock into which such Series A preferred stock may be converted by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-U.S. holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-U.S. holders to consult their tax advisors to determine the impact of United States federal, state, local and foreign income tax laws on the purchase, ownership, and disposition of shares of our Series A preferred stock and our common stock, including any reporting requirements.

Distributions Generally. Distributions (including certain stock dividends) that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except with respect to certain distributions attributable to the sale of United States real property interests as described below, we expect to withhold United States federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate, or

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s United States trade or business.

Distributions in excess of our current or accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s Series A preferred stock or common stock, as applicable, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the adjusted basis of a non-U.S. holder’s Series A preferred stock or common stock, as applicable, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. For withholding purposes, we expect to treat all distributions as if made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current or accumulated earnings and profits.

In general, the rules applicable to distributions to non-U.S. holders discussed above are also applicable to deemed distributions to non-U.S. holders resulting from adjustments to the conversion rate of the Series A preferred stock. See “— Taxation of Taxable U.S. Holders Generally — Adjustments to Conversion Rate.”

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

(1)	the investment in our stock is treated as effectively connected with the non-U.S. holder’s United States trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above, or

(2)	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 35% (or 15% to the extent provided in Treasury regulations) of any distribution to non-U.S. holders that is designated as a capital gain dividend, or, if greater, 35% (or 15% to the extent provided in Treasury regulations) of a distribution to the non-U.S. holders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder’s United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the U.S. withholding tax described above, if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. holder’s proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

Sale of Our Series A Preferred Stock and Common Stock. Gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally will not be subject to United States federal income taxation unless such stock constitutes a “United States real property interest” within the meaning of FIRPTA. Our stock will not constitute a “United States real property interest” so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a domestically-controlled qualified investment entity, and because most of our capital stock is publicly traded, no assurance can be given that we will continue to be a domestically-controlled qualified investment entity.

Notwithstanding the foregoing, gain from the sale or exchange of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our stock is treated as effectively connected with the non-U.S. holder’s United States trade or business or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we qualify as a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above under “— Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests”), a non-U.S. holder may be treated as having gain from the sale or exchange of United States real property interest if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our stock.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. holder sells or exchanges our stock, gain arising from such a sale or exchange would not be subject to United States federal income taxation under FIRPTA as a sale of a United States real property interest if:

(1)	such class of stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE, and

(2)	such non-U.S. holder owned, actually and constructively, 5% or less of our stock throughout the applicable testing period.

Our common stock currently is “regularly traded” on an established securities market, although we cannot guarantee that it will be so traded in the future. We do not expect that our Series A preferred stock will be “regularly traded” on an established securities market. However, even if our Series A preferred stock is not so traded, gain arising from the sale or other taxable disposition by a non-U.S. holder of our Series A preferred stock will not be subject to United States federal income taxation under FIRPTA as a sale of a “United States real property interest,” if our common stock is part of a class of stock that is “regularly traded” on an established securities market and the applicable non-U.S. holder has not, at the time it acquires the Series A preferred stock, and at certain other times described in the applicable Treasury regulations, directly or indirectly held Series A preferred stock (and in certain cases other direct or indirect interests in our stock) that had a fair market value in excess of 5% of the fair market value of all of our outstanding common stock.

If gain on the sale or exchange of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or exchange of our stock were subject to taxation under FIRPTA, and if shares of our stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our stock exceed the non-U.S. holder’s substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. holder’s United States federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our stock may not satisfy a non-U.S. holder’s entire tax liability under FIRPTA, and such non-U.S. holder remains liable for the timely payment of any remaining tax liability.

Conversion of Series A Preferred Stock into Common Stock. Except as provided below, a non-U.S. holder generally will not recognize gain or loss upon the conversion of our Series A preferred stock into our common stock, provided our Series A preferred stock does not constitute a “United States real property interest.” Even if our Series A preferred stock does constitute a “United States real property interest,” provided our common stock also constitutes a “United States real property interest,” a non-U.S. holder generally will not recognize gain or loss upon a conversion of our Series A preferred stock into our common stock. Except as provided below, a non-U.S. holder’s basis and holding period in the common stock received upon conversion will be the same as those of the converted Series A preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Although not entirely free from doubt, we intend to take the position that any payment a non-U.S. holder makes to us in connection with a conversion of shares of Series A preferred stock should be added to its basis in our common shares it receives upon conversion. See “Description of Series A Preferred Stock — Payment of Dividends Upon Conversion — Optional Conversion — Conversion After Record Date and Prior to Payment Date.” Non-U.S. holders should consult their tax advisors regarding the treatment of any such payment for United States federal income tax purposes.

Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share. See “— Sale of Our Series A Preferred Stock and Common Stock.”

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a United States person.

Backup withholding is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Foreign Accounts. Withholding taxes may apply to certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. Under these rules, a 30% withholding tax will be imposed on dividends on, or gross proceeds from the sale or other disposition of, our stock paid to a foreign financial institution or to a foreign non-financial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective investors should consult their tax advisors regarding these rules.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding United States federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction or any United States federal tax other than the income tax. You should consult your tax advisors regarding the effect of state and local tax laws with respect to our tax treatment as a REIT and on an investment in our Series A preferred stock and common stock.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Latham & Watkins LLP, San Diego, California. Ballard Spahr LLP, Baltimore, Maryland, has issued an opinion to us as to the validity of the securities offered hereby.

EXPERTS

The consolidated and combined financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The (1) statement of revenues and certain expenses of Park West Place Shopping Center for the year ended December 31, 2009, incorporated in this prospectus by reference from Excel Trust Inc.’s Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission (SEC) on February 24, 2011, (2) the statement of revenues and certain expenses for Gilroy Crossing for the year ended December 31, 2010, incorporated in this prospectus by reference from Excel Trust Inc.’s Current Reports on Form 8-K/A filed with the SEC on May 4, 2011 and June 13, 2011, and (3) the statement of revenues and certain expenses for the Shopping Center for the year ended December 31, 2010, incorporated in this prospectus by reference from Excel Trust Inc.’s Current Reports on Form 8-K/A filed with SEC on May 4, 2011 and June 13, 2011, all have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports on the statements of revenues and certain expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$4,501
Printing and Engraving Expenses	$10,000
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$20,000
Miscellaneous	$10,499

Total	$95,000

We will pay all of the costs identified above.

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination as to the entitlement to indemnification to (1) any present or former director or officer or (2) any individual who, while a director or officer of our company and at our request, serves or has served another REIT, corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise as a trustee, director, officer, employee, agent or partner of such REIT, corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise from and against any claim or liability to which such individual may become subject or which such individual may incur by reason of his or her service in such capacity. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity or (2) any individual who, while a director or officer of our company and at our request, serves or has served another REIT, corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise as a trustee, director, officer, employee, agent or partner and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity, or in the defense of any claim, issue or matter in such proceeding. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was a result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

We have entered into indemnification agreements with each of our executive officers and directors whereby we agree to indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. The indemnification agreements require us to indemnify the director or officer party thereto, the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding other than one initiated by or on behalf of us. In addition, the indemnification agreements require us to indemnify the indemnitee against all amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding that is brought by or on behalf of us. In either case, the indemnitee is not entitled to indemnification if it is established that one of the exceptions to indemnification under Maryland law set forth above exists.

In addition, the indemnification agreements require us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification, and

•	an undertaking by or on behalf of the Indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

The indemnification agreements also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.

In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of Excel Trust, L.P., the partnership in which we serve as sole general partner.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit
3.1	Articles of Amendment and Restatement of Excel Trust, Inc.(1)

3.2	Amended and Restated Bylaws of Excel Trust, Inc.(1)

3.3	Articles Supplementary Classifying 7.00% Series A Cumulative Convertible Perpetual Preferred Stock of Excel Trust, Inc.(2)

4.1	Form of Certificate for Common Stock of Excel Trust, Inc.(1)

4.2	Specimen Certificate for 7.00% Series A Cumulative Convertible Perpetual Preferred Stock of Excel Trust, Inc.(2)

5.1	Opinion of Ballard Spahr LLP with respect to the legality of the shares being registered.(3)

8.1	Opinion of Latham & Watkins LLP with respect to tax matters.(3)

10.1	Amended and Restated Agreement of Limited Partnership of Excel Trust, L.P.(2)

10.2	Registration Rights Agreement, dated as of January 28, 2011, by and among Excel Trust, Inc., Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates, Inc.(2)

12.1	Calculation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.4	Consent of Deloitte & Touche LLP, independent auditors.

24.1	Power of Attorney (included on Signature Page).(3)

(1)	Incorporated herein by reference to Excel Trust, Inc.’s Registration Statement on Form S-11, as amended (File No. 333-164031), filed with the Securities and Exchange Commission on December 24, 2009.

(2)	Incorporated herein by reference to Excel Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2011.

(3)	Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended,

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change such information in the registration statement, provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement, and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424,

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant,

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant, and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 10th day of June, 2011.

EXCEL TRUST, INC.

BY:	/s/ Gary B. Sabin
Gary B. Sabin
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary B. Sabin Gary B. Sabin	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 10, 2011

/s/ James Y. Nakagawa* James Y. Nakagawa	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 10, 2011

/s/ Spencer G. Plumb* Spencer G. Plumb	President, Chief Operating Officer and Director	June 10, 2011

/s/ Mark T. Burton* Mark T. Burton	Chief Investment Officer, Senior Vice President of Acquisitions and Director	June 10, 2011

/s/ Bruce G. Blakley*	Director	June 10, 2011
Bruce G. Blakley

/s/ Burland B. East III*	Director	June 10, 2011
Burland B. East III

/s/ Robert E. Parsons, Jr.*	Director	June 10, 2011
Robert E. Parsons, Jr.

/s/ Warren R. Staley*	Director	June 10, 2011
Warren R. Staley

*By:	/s/ Gary B. Sabin
Gary B. Sabin
Attorney-in-fact

EXHIBIT INDEX

Exhibit
3.1	Articles of Amendment and Restatement of Excel Trust, Inc. (1)

3.2	Amended and Restated Bylaws of Excel Trust, Inc. (1)

3.3	Articles Supplementary Classifying 7.00% Series A Cumulative Convertible Perpetual Preferred Stock of Excel Trust, Inc. (2)

4.1	Form of Certificate for Common Stock of Excel Trust, Inc. (1)

4.2	Specimen Certificate for 7.00% Series A Cumulative Convertible Perpetual Preferred Stock of Excel Trust, Inc. (2)

5.1	Opinion of Ballard Spahr LLP with respect to the legality of the shares being registered. (3)

8.1	Opinion of Latham & Watkins LLP with respect to tax matters. (3)

10.1	Amended and Restated Agreement of Limited Partnership of Excel Trust, L.P. (2)

10.2	Registration Rights Agreement, dated as of January 28, 2011, by and among Excel Trust, Inc., Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates, Inc. (2)

12.1	Calculation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.4	Consent of Deloitte & Touche LLP, independent auditors.

24.1	Power of Attorney (included on Signature Page). (3)

(1)	Incorporated herein by reference to Excel Trust, Inc.’s Registration Statement on Form S-11, as amended (File No. 333-164031), filed with the Securities and Exchange Commission on December 24, 2009.

(2)	Incorporated herein by reference to Excel Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2011.

(3)	Previously filed.